UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PIPER JAFFRAY COMPANIES

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800 Nicollet Mall, Suite 800
Mail Stop J09N05
Minneapolis, Minnesota 55402
612 303-6000
March 16, 2006
Dear Shareholders:
      You are cordially invited to join us for our 2006 annual meeting of shareholders, which will be held on Tuesday, May 2, 2006, at 3:30 p.m., Central Time, in the Stars Room on the 50th Floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota. For your convenience, a map showing the location of the IDS Center is provided on the back of the accompanying proxy statement. Holders of record of our common stock as of March 6, 2006, are entitled to notice of and to vote at the 2006 annual meeting.
      The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.
      The proxy statement contains a proposal to approve an amended and restated version of our Amended and Restated 2003 Annual and Long-Term Incentive Plan. The Board of Directors believes that the incentive plan is critical to creating meaningful employee ownership over time and recommends that you vote for approval of the amended and restated plan.
      We hope you will be able to attend the meeting. However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy vote by Internet or telephone as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
      If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership to be admitted to the meeting, as described under “How can I attend the meeting?” on page 5 of the proxy statement.
      We look forward to seeing you at the annual meeting.

Sincerely,

Andrew S. Duff
Chairman and Chief Executive Officer

800 Nicollet Mall, Suite 800
Mail Stop J09N05
Minneapolis, Minnesota 55402
612 303-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, May 2, 2006, at 3:30 p.m., Central Time

Place:	Stars Room 50th Floor, IDS Center 80 South Eighth Street Minneapolis, MN 55402

Items of Business:	1. The election of three directors, each for a three-year term.

2. Approval of the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan.

3. Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2006.

4. Consideration of a shareholder proposal requesting declassification of the Board and annual election of all directors.

5. Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on March 6, 2006.

Voting by Proxy:	Whether or not you plan to attend the annual meeting, please vote your shares by proxy to ensure they are represented at the meeting. You may submit your proxy vote by Internet or telephone, as described in the following materials, by no later than 11:59 p.m. Eastern Daylight Time on Monday, May 1, 2006, or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by Internet or telephone in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our vote tabulator, ADP Investor Communication Services, Inc., for which no postage is required if mailed in the United States.

By Order of the Board of Directors

James L. Chosy
Secretary
March 16, 2006

PROXY STATEMENT

i

Piper Jaffray Companies Audit Committee Charter	A-1
Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan	B-1

ii

PROXY STATEMENT
2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2006
       The Board of Directors of Piper Jaffray Companies is soliciting proxies for use at the annual meeting of shareholders to be held on May 2, 2006, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about March 16, 2006.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the meeting?
      At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of our Amended and Restated 2003 Annual and Long-Term Incentive Plan, ratification of the selection of our independent auditor for 2006 and consideration of a shareholder proposal. Also, management will report on matters of current interest to our shareholders and respond to questions from our shareholders.
Who is entitled to vote at the meeting?
      The Board has set March 6, 2006, as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 6, 2006, you are entitled to vote at the meeting. As of the record date, 20,722,849 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.
What are my voting rights?
      Holders of our common stock are entitled to one vote per share. Therefore, a total of 20,722,849 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the meeting?
      In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”
What is a proxy?
      It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three executive officers have been designated as proxies for our 2006 annual meeting of shareholders. These executive officers are Andrew S. Duff, James L. Chosy and Sandra G. Sponem.

What is a proxy statement?
      It is a document that we are required to give you, in accordance with regulations promulgated by the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of Piper Jaffray Companies common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations promulgated by the Securities and Exchange Commission and rules of the New York Stock Exchange.
What is the difference between a shareholder of record and a “street name” holder?
      If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”
How do I submit my proxy?
      If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	electronically, using the Internet;

•	over the telephone by calling a toll-free number; or

•	by completing, signing and mailing the enclosed proxy card.
The Internet and telephone voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce our mailing and handling expenses. If you are a shareholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper format, please return your signed proxy card promptly to ensure we receive it before the annual meeting.
      If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.
How do I vote if I hold shares in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan?
      If you hold shares of Piper Jaffray common stock in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan, your completed proxy card or the submission of your proxy by Internet or telephone will serve as voting instructions to the respective plan’s trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the Piper Jaffray Companies Retirement Plan and U.S. Bancorp 401(k) Savings Plan, the trustee of each plan will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one set of proxy materials?
      If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.
Can I vote my shares in person at the meeting?
      If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.
      If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.
      If you are a participant in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan, you may submit voting instructions as described above, but you may not vote your Piper Jaffray shares held in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan in person at the meeting.
How does the Board recommend that I vote?
      The Board of Directors recommends a vote:

•	FOR all of the nominees for director;

•	FOR the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray for the year ending December 31, 2006; and

•	AGAINST the shareholder proposal requesting declassification of the Board and annual election of all directors.
What if I do not specify how I want my shares voted?
      If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular manner, we will vote your shares:

•	FOR all of the nominees for director;

•	FOR the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray for the year ending December 31, 2006; and

•	AGAINST the shareholder proposal requesting declassification of the Board and annual election of all directors.
      Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules generally permit member brokers to exercise voting discretion with respect to uninstructed shares only on certain routine matters, including the election of directors and the ratification of the selection of a company’s independent auditor. The rules do not permit member brokers to exercise voting discretion with respect to the approval of an equity incentive plan, such as our Amended and Restated 2003 Annual and Long-Term Incentive Plan, or with respect to the shareholder proposal included in the proxy materials. Therefore, member brokers may not vote uninstructed shares on these matters. An uninstructed share that is not voted by a broker, bank or other nominee is sometimes referred to as a “broker non-vote.” A broker non-vote will have the same effect as a vote against a proposal. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”
      Our broker-dealer subsidiary, Piper Jaffray & Co., is a member broker of the New York Stock Exchange and is a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Jaffray & Co. clients. Because Piper Jaffray & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Jaffray & Co. from voting uninstructed shares even on routine matters. Instead, Piper Jaffray & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.
Can I change my vote after submitting my proxy?
      Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

•	by submitting a later-dated proxy to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting;

•	by sending a written notice of revocation to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting; or

•	by voting in person at the meeting.
What vote is required to approve each item of business included in the notice of meeting?
      The three director nominees who receive the most votes cast at the meeting in person or by proxy will be elected. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor and to approve the shareholder proposal. With respect to the proposal to approve our Amended and Restated 2003 Annual and Long-Term Incentive Plan, the affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the proposal, provided that the total votes cast on the proposal represent more than 50% of the outstanding shares of common stock entitled to vote on the proposal.
How are votes counted?
      You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on one or more of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”
      If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. For any other proposal before the meeting, if you abstain from voting or do not vote your shares, or, for shares held in street name, if you abstain from voting or do not submit voting instructions and your broker, bank, trust or other nominee also does not vote your shares, this will have the same effect as a vote against the proposal. Approval of our Amended and Restated 2003 Annual and Long-Term Incentive Plan requires that the total votes cast on the proposal represent more than 50% of the outstanding shares of common stock entitled to vote on this proposal. Consequently, your abstention or failure to vote on this matter could have the effect of precluding the proposal from passing.
Will my vote be kept confidential?
      Yes. We have procedures to ensure that, regardless of whether you vote by Internet, telephone, mail or in person:

•	all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and

•	voting tabulations are performed by an independent third party.
How can I attend the meeting?
      All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership.
      To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.
Who pays for the cost of proxy preparation and solicitation?
      Piper Jaffray pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies by telephone or facsimile or personally. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.
Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?
      Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements and annual reports by accessing the Web site www.proxyvote.com and following the instructions to vote. After you have voted your proxy, you will be prompted regarding electronic delivery. If your shares are held in street name, please contact your broker, bank, trust or other nominee and ask about the availability of electronic delivery.
ITEM 1  — ELECTION OF DIRECTORS
      The number of directors currently serving on our Board of Directors is eight. Our Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. At this year’s annual meeting, the terms of our Class III directors will expire. B. Kristine Johnson, Jean M. Taylor and Richard A. Zona, who currently serve as Class III directors with terms expiring at the 2006 annual meeting, have been nominated for reelection to the Board to serve until our 2009 annual meeting of shareholders or until their successors are elected and qualified. Our Board initially elected Ms. Taylor as a director on July 27, 2005. Our chief executive officer identified Ms. Taylor as a potential candidate, and the Nominating and Governance Committee recommended Ms. Taylor’s election to the Board after evaluating her qualifications in accordance with our Corporate Governance Principles and our Director Nominee Section Policy. Each of the nominees has agreed to serve as a director if elected. The three nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than three directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by the Board of Directors.
      The Board of Directors recommends a vote FOR the election of the three director nominees. Proxies will be voted FOR the election of the three nominees unless otherwise specified.
      Following is biographical information for each of the nominees for election as director and for the directors whose terms of office will continue after the meeting.
CLASS III DIRECTORS — NOMINEES FOR TERMS ENDING IN 2009
B. KRISTINE JOHNSON: Age 54, director since December 31, 2003. Since 2000, Ms. Johnson has been president of Affinity Capital Management, a Minneapolis-based venture capital firm that invests primarily in seed and early-stage health care companies in the United States. Ms. Johnson served as a consultant to Affinity Capital Management in 1999. Prior to that, she was employed for 17 years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices and other medical products, serving most recently as senior vice president and chief administrative officer from 1998 to 1999. Her experience at Medtronic also includes service as president of the vascular business and president of the tachyarrhythmia management business, among other roles.
JEAN M. TAYLOR: Age 43, director since July 27, 2005. Since 2001, Ms. Taylor has been the president of Taylor Corporation, a privately held group of approximately 80 affiliated entrepreneurial companies engaged in marketing, fulfillment, personalization and printing services. These businesses operate throughout North America, Europe and Australia and together employ more than 15,000 employees. Ms. Taylor joined Taylor Corporation in 1994 as vice president and served as executive vice president from 1999 to 2001.
RICHARD A. ZONA: Age 61, director since December 31, 2003. Since 2000, Mr. Zona has been chairman and chief executive officer of Zona Financial LLC, a Minneapolis-based business that provides financial advisory services, including strategic alternatives, capital planning and mergers and acquisitions. Mr. Zona is the former vice chairman of U.S. Bancorp, a position he held from 1996 to 2000. From 1989 to 1996, Mr. Zona was chief financial officer of U.S. Bancorp’s predecessor, First Bank System, Inc. Prior to that, Mr. Zona spent 19 years with the accounting firm of Ernst & Young LLP. Mr. Zona also serves on the boards of directors of New Century Financial Corporation and Polaris Industries, Inc.

CLASS I DIRECTORS — TERMS ENDING IN 2007
ANDREW S. DUFF: Age 48, chairman and chief executive officer since December 31, 2003. Mr. Duff became chairman and chief executive officer of Piper Jaffray Companies following completion of our spin-off from U.S. Bancorp on December 31, 2003. He has served as chief executive officer of our broker dealer subsidiary since 2000 and as president of our broker dealer subsidiary since 1996. He has been with Piper Jaffray since 1980. Prior to the spin-off from U.S. Bancorp, Mr. Duff also was a vice chairman of U.S. Bancorp from 1999 through 2003.
SAMUEL L. KAPLAN: Age 69, director since December 31, 2003. Mr. Kaplan is a partner and founding member of the law firm of Kaplan, Strangis and Kaplan, P.A., Minneapolis, Minnesota, and has served as the firm’s president continuously since the firm was founded in 1978. Mr. Kaplan also is a member of the board of directors of Vyyo Inc.
FRANK L. SIMS: Age 55, director since December 31, 2003. Mr. Sims has been a corporate vice president and a member of the management corporate center at Cargill, Inc. since July 2000. Cargill is a marketer and distributor of agricultural and industrial products and services. Mr. Sims has responsibility for global transportation and supply chain solutions and serves as a member of the risk management and financial solutions platform. Mr. Sims joined Cargill in 1972 and has served in a number of executive positions, including president of Cargill’s North American Grain Division from 1998 to 2000. Mr. Sims also is chairman of the Federal Reserve Bank of Minneapolis and a member of the board of directors of Tennant Company.
CLASS II DIRECTORS — TERMS ENDING IN 2008
MICHAEL R. FRANCIS: Age 43, director since December 31, 2003. Since 2003, Mr. Francis has served as executive vice president, marketing for Target Corporation. Target Corporation operates Target-brand general merchandise discount stores and an online business, Target.com. Mr. Francis began his career with Marshall Field’s department stores in 1985 and has been with Target Corporation since its acquisition of Marshall Field’s in 1990. He previously served Target Corporation as senior vice president, marketing from 2001 to 2003 and as senior vice president, marketing and visual presentation of the department store division from 1995 to 2001. Prior to that, he held a variety of positions within Target Corporation.
ADDISON L. PIPER: Age 59, vice chairman since December 31, 2003. Mr. Piper became vice chairman of Piper Jaffray following completion of our spin-off from U.S. Bancorp on December 31, 2003. He has worked for Piper Jaffray since 1969, serving as assistant equity syndicate manager, director of securities trading and director of sales and marketing. He served as chief executive officer from 1983 to 2000 and as chairman from 1988 to 2003. Since 1998, Mr. Piper also has had responsibility for our venture and private capital fund activities. Mr. Piper also is a member of the board of directors of Renaissance Learning Corporation.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
      The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, all of which are available on our Web site at www.piperjaffray.com. Other corporate governance documents available on our Web site include our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters. All of these documents also are available in print to any shareholder who requests them.

Director Independence
      Under applicable rules of the New York Stock Exchange, a majority of the members of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Piper Jaffray. To assist the Board with these determinations, the Board has adopted categorical Director Independence Standards, which are available on our Web site at www.piperjaffray.com. Under the Director Independence Standards, a director will be deemed independent for purposes of service on the Board if:

(1)	the director does not have any relationship described in Rule 303A.02(b) of the New York Stock Exchange corporate governance rules;

(2)	in the event the director has a relationship that is not of a type described in the Director Independence Standards or that exceeds the limits of the relationships described in the Director Independence Standards, the Board determines in its judgment, after broad consideration of all relevant facts and circumstances, that the relationship is not material; and

(3)	the Board reviews all commercial, banking, consulting, legal, accounting, charitable, familial and other relationships the director has with Piper Jaffray that are not of a type described in the Director Independence Standards and determines in its judgment, after broad consideration of all relevant facts and circumstances, that the relationship is not material.
      The Board has affirmatively determined, in accordance with our Director Independence Standards, that none of our non-employee directors (Michael R. Francis, B. Kristine Johnson, Samuel L. Kaplan, Frank L. Sims, Jean M. Taylor and Richard A. Zona) has a material relationship with Piper Jaffray and that each of our non-employee directors is independent. None of the non-employee directors has a relationship described in Rule 303A.02(b) of the New York Stock Exchange rules, and with the exception of one relationship between Piper Jaffray and Ms. Johnson, every relationship between Piper Jaffray and the non-employee directors is of a type described in the Director Independence Standards and does not exceed the limits set forth in the Director Independence Standards. Ms. Johnson’s brother, Paul V. Olson, is employed by us as a financial advisor in the private client services business of our broker-dealer subsidiary. The Board broadly considered all the relevant facts and circumstances of this relationship, including the fact that Mr. Olson is not an executive officer of our company or of our broker-dealer subsidiary and the Board’s determination that in her role as a director, Ms. Johnson exercises independent judgment that is not unduly influenced by management or by the fact that her brother is an employee of the firm. After this analysis, the Board affirmatively determined in its judgment that this relationship is not material and that Ms. Johnson is independent.
      Messrs. Duff and Piper cannot be considered independent directors because of their employment as executive officers of Piper Jaffray.
Lead Director
      The Board of Directors has appointed Mr. Kaplan to serve as the lead director of the Board. The lead director has the following duties and responsibilities, as described in our Corporate Governance Principles:

•	Presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

•	Serves formally as a liaison between the chief executive officer and the independent directors;

•	Monitors board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•	Monitors information sent to the board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

•	Has authority to call meetings of the independent directors; and

•	If requested by major shareholders, makes himself available for consultation and direct communication.
Meetings of the Independent Directors
      At both the Board and committee levels, our independent directors meet regularly in executive sessions in which our employee directors (Messrs. Duff and Piper) and other members of management do not participate. Mr. Kaplan, our lead director, serves as the presiding director of executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of that committee.
Committees of the Board

Audit Committee

Members:	Richard A. Zona, Chairperson B. Kristine Johnson Frank L. Sims
      The Audit Committee’s purpose is to oversee the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in the proxy statement. The responsibilities of the Audit Committee are more fully described in the Committee’s charter, which is included as Appendix A to this proxy statement. The Audit Committee met eight times during 2005.
      The Board of Directors has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission), and that all members are financially literate and have the accounting or related financial expertise required by the applicable New York Stock Exchange rules, and that each of Messrs. Zona and Sims is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.

Compensation Committee

Members:	Michael R. Francis, Chairperson Frank L. Sims Richard A. Zona
      The Compensation Committee discharges the Board’s responsibilities relating to compensation of the executive officers, oversees succession planning for the executive officers jointly with the Nominating and Governance Committee and ensures that our compensation and employee benefit programs are aligned with our compensation and benefits philosophy. The Committee reviews and evaluates our compensation philosophy, goals and objectives, and it approves corporate goals related to the compensation of the chief executive officer, evaluates the chief executive officer’s performance and determines the compensation of the chief executive officer based on this evaluation. The Committee also reviews and approves compensation and compensatory arrangements applicable to our other executive officers and is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to our non-employee directors, for reviewing and recommending the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and for discharging any duties under the terms of these plans. The responsibilities of the Compensation Committee are more fully described in the Committee’s charter. The Compensation Committee met six times during 2005. The Board of Directors has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Nominating and Governance Committee

Members:	Samuel L. Kaplan, Chairperson Michael R. Francis B. Kristine Johnson Jean M. Taylor
      The Nominating and Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors and recommends to the Board sound corporate governance principles and practices for Piper Jaffray. In particular, the Committee assesses the independence of all Board members, identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings, recommends qualified members of the Board for membership on committees, oversees the director orientation and continuing education programs, reviews the Board’s committee structure, reviews and assesses the adequacy of our Corporate Governance Principles, evaluates the annual evaluation process for the executive officers, the Board and Board committees, and oversees the succession planning process for the executive officers jointly with the Compensation Committee. The responsibilities of the Nominating and Governance Committee are more fully described in the Committee’s charter. The Nominating and Governance Committee met six times during 2005. The Board of Directors has determined that all members of the Nominating and Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).
Meeting Attendance
      Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board of Directors held eight meetings during 2005. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during 2005. Attendance at our Board and committee meetings during 2005 averaged 96% for incumbent directors as a group.
Procedures for Contacting the Board of Directors
      The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.
Procedures for Selecting and Nominating Director Candidates
      The Nominating and Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies of the Board that arise between shareholder meetings must timely provide the Nominating and Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402.
      Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of shareholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
      As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise currently desired on the Board, experience as a director of a public company, geography, age, gender and ethnic diversity. The Committee will reassess the qualifications of a director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.
Compensation Program for Non-Employee Directors
      Directors who are not Piper Jaffray employees receive an annual cash retainer of $50,000 for service on our Board and Board committees. No separate meeting fees are paid. The lead director and the chairperson of the Audit Committee each receives an additional annual cash retainer of $8,000. The chairperson of each other standing committee of the Board each receives an additional annual cash retainer of $5,000. In addition to the cash retainer, each non-employee director receives a grant of stock options with a fair market value of $20,000 on the date of the director’s initial election to the Board. Non-employee directors who will continue their service on the Board following an annual meeting of shareholders receive a grant of stock options valued at $50,000 on the date of the annual meeting. In both cases, the number of shares underlying the grant of stock options is determined using the Black-Scholes option-pricing model, and the options are exercisable immediately, have a 10-year term and have an exercise price equal to the closing price of our common stock on the date of grant. The options are granted under our Amended and Restated 2003 Annual and Long-Term Incentive Plan. These equity awards are intended to further align the interests of our directors with those of our shareholders. Non-employee directors who join our Board after the first month of a calendar year are paid pro rata annual retainers and awarded pro rata equity awards based on the period during which they serve as directors during the year.
      Beginning in 2005, our non-employee directors became eligible to participate in the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company by our non-employee directors. The plan permits our non-employee directors to defer all or a portion of the cash fees payable to them for service as a director of Piper Jaffray for any calendar year. Amounts deferred by a participating director are credited to a recordkeeping account and deemed invested in shares of our common stock as of the date the deferred fees otherwise would have been paid to the director. This deemed investment is measured in phantom stock, and no shares of common stock are reserved, repurchased or issued pursuant to the plan. The fair market value of all phantom stock credited to a director’s account will be paid out to the director (or, in the event of the director’s death, to his or her beneficiary) in a single lump-sum cash payment following the director’s cessation of service as a non-employee director. The amount paid out will be determined based on the fair market value of the stock on the last day of the year in which the director’s service with us terminates. Directors who elect to participate in the plan are not required to pay income taxes on amounts deferred but will instead pay income taxes on the amount of the lump-sum cash payment paid to the director (or his or her beneficiary) at the time of such payment. Our obligations under the plan are unsecured general obligations to pay in the future the value of the participant’s account pursuant to the terms of the plan.
      Non-employee directors also may participate in our charitable gift matching program, pursuant to which we will match an employee’s or director’s gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $1,000 per year. In addition, our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Board and committees of the Board. Employees of Piper Jaffray who also serve as directors receive compensation for their services as employees, but they do not receive any additional compensation for their service as directors. No other compensation is paid to our Board members in their capacity as directors. Non-employee directors do not participate in our employee benefit plans.
      The following table contains compensation information for our non-employee directors for the year ended December 31, 2005.
Non-Employee Director Compensation for 2005

			Cash Fees Deferred
			Under the Deferred
			Compensation Plan		Value of
			for Non-Employee		Option
	Total	Fees Paid in Cash	Directors		Awards(3)
Name	($)	($)	($)		($)

Michael R. Francis	105,000	27,500	27,500		50,000
B. Kristine Johnson	100,000	50,000	—		50,000
Samuel L. Kaplan	108,463	—	58,463	(1)	50,000
Frank L. Sims	100,000	50,000	—		50,000
Jean M. Taylor	63,288	—	21,644	(2)	41,644	(4)
Richard A. Zona	108,000	—	58,000		50,000

(1)	Consists of the $50,000 annual cash retainer, the $5,000 annual cash retainer for serving as chair of the Nominating and Governance Committee and a pro rata amount of the additional $8,000 annual cash retainer reflecting Mr. Kaplan’s appointment as lead director effective July 27, 2005.

(2)	Consists of a pro rata amount of the $50,000 annual cash retainer reflecting Ms. Taylor’s election to the Board of Directors effective July 27, 2005.

(3)	Each non-employee director except Ms. Taylor holds exercisable options to purchase 9,918 shares of our common stock, and the value of the in-the-money portion of the options held by each director as of December 31, 2005 was $70,784. Ms. Taylor holds exercisable options to purchase 4,001 shares of our common stock, all of which are in-the-money options, with an in-the-money value at December 31, 2005 of $28,007. As of the date of this proxy statement, none of the options held by the non-employee directors have been exercised. The value of the in-the-money options at fiscal year-end was calculated based on the difference between the closing price of our common stock on December 30, 2005, the last business day of our fiscal year, and the option exercise price, multiplied by the number of shares underlying each option.

(4)	Consists of the $20,000 initial option grant and a pro rata amount of the $50,000 annual option grant, each reflecting Ms. Taylor’s election to the Board effective July 27, 2005.
Codes of Ethics and Business Conduct
      We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our principal executive officer, principal financial and accounting officer, controller and other employees performing similar functions, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Jaffray must comply with both codes. Both codes are available on our Web site at www.piperjaffray.com and are available in print to any shareholder who requests them. We will post on our Web site at www.piperjaffray.com any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.
EXECUTIVE COMPENSATION
Report of the Compensation Committee
      The Compensation Committee of the Board of Directors, which consists entirely of independent directors, is responsible for discharging the Board’s responsibilities relating to compensation of the company’s executive officers, overseeing the company’s compensation plans and policies, including administering the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, and ensuring that the company’s compensation and benefits philosophy is reflected in its compensation and benefits programs. The Committee also is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer, annually evaluating the performance of the chief executive officer against these goals and objectives, and determining the compensation for the chief executive officer based on this evaluation. The Committee’s charter reflects these responsibilities.

Compensation Objectives
      The company’s executive compensation program is designed to attract and retain motivated individuals who will lead Piper Jaffray to achieve long-term success, as measured by increasing shareholder value. The compensation program has the following core objectives:

•	Pay-for-Performance — A substantial portion of each executive officer’s total compensation is intended to be variable and delivered on a pay-for-performance basis. The amount of compensation paid is based first on the performance of the company and each business unit as measured against internal goals and peer performance, and second on individual performance. Each of our executive officers is evaluated against individualized goals reflecting his or her role in the corporation and business unit and professional development objectives. We apply this same pay-for-performance objective on a company-wide basis.

•	Stock Ownership in Our Company — We are committed to utilizing the company’s compensation program to build an ownership culture among all of the company’s employees and to expand the breadth and depth of employee ownership over time. We believe that employee ownership directly aligns the interests of employees and shareholders and will promote long-term shareholder value creation. This is particularly true in a human capital business of Piper Jaffray’s size, where the performance of individual employees can have a direct and meaningful effect on financial performance and on the company’s culture. In addition, many of the company’s competitors have attained significant levels of employee ownership over the years, and we believe that our ability to create a similar ownership culture at Piper Jaffray is a critical component of the company’s long-term competitive success. This philosophy is reflected in our compensation program for executive officers as well as for employees generally.

Approximately 84% of our employees maintain an ownership stake in the company, achieved through one or more of the following methods:

•	Each year, a substantial percentage of the company’s employees receive a portion of their annual incentive compensation in the form of equity awarded under the company’s Amended and Restated 2003 Annual and Long-Term Incentive Plan. Approximately 34% of our employees hold stock option and/or restricted stock awards received as part of their annual incentive compensation.

•	Substantially all of the company’s employees are eligible to participate in the 401(k) component of the company’s Retirement Plan and may voluntarily elect to invest in the Piper Jaffray Companies stock fund within that plan. For the past two years, the company has made its 401(k) matching contributions to plan participants in the form of Piper Jaffray Companies common stock.

•	For the past two years, the company has made discretionary profit-sharing contributions to all employees in the form of Piper Jaffray Companies stock allocated to employees’ profit-sharing accounts in the Retirement Plan.

•	Recruiting and Retention — Due to the intensely competitive nature of the securities industry, we are committed to providing compensation opportunities, contingent upon performance, that are competitive with practices of other similar organizations in our industry. The company’s recruiting and retention compensation practices reflect the company’s objective to achieve long-term success, as measured by increasing shareholder value.

Compensation Program Elements
      The key components of the executive compensation program are base salary, annual incentive compensation and long-term incentive compensation.

Base Salary
      The purpose of base salary is to provide a set amount of cash compensation for each employee that is not variable in nature and is competitive with market practices. Adjustments are made effective March 1 each year and are based on each employee’s performance for the prior year, his or her experience, expertise and position within the company, and compensation levels for comparable positions at comparable public companies and other companies in the securities industry with whom the company competes, as reported in external compensation sources. Base salaries for the executive officers are reviewed and set annually by the Compensation Committee. Consistent with industry practice and our pay-for-performance objective, the base salary for each of the company’s executive officers generally accounts for a relatively small portion of his or her overall compensation. In 2005, base salaries represented from approximately 8% percent to 21% percent of the total cash and equity compensation of our chief executive officer and the heads of our three principal businesses (private client services, corporate and institutional services, and public finance services), and base salaries represented from 31% percent to 44% percent of the total cash and equity compensation of our vice chairman and the heads of our corporate support functions.

Annual Incentive Compensation
      The annual incentive program is a key component of the company’s compensation strategy. The purpose of the annual incentive program is to provide cash and equity compensation that is variable based on the achievement of annual performance goals. The program is administered by the Compensation Committee under the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan.
      In February 2005, the Committee established performance goals applicable to the Company’s executive officers under the 2005 annual incentive program, other than for Francis E. Fairman, who did not become an executive officer until July 1, 2005, and for whom an incentive program for the second half of 2005 was established in August 2005. For 2005, each executive officer was entitled to receive annual incentive compensation based on the company’s pre-tax operating income for the year (except for Mr. Fairman, whose incentive compensation was based on the company’s pre-tax operating income for the second half of the year), as adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income or gains that are unusual in nature or infrequent in occurrence. Following the end of fiscal year 2005, the Committee determined the amount of the incentive awards to be paid to each executive officer based on the company’s pre-tax operating income. The amounts of the awards were subject to dollar and share limits established under the incentive program and included in the company’s Amended and Restated 2003 Annual and Long-Term Incentive Plan, and were further adjusted downward from the maximum by the Committee based on the officers’ respective performance against their personal performance plans, reflecting specific corporate, business unit and individual performance objectives. Such objectives may include, for example, the achievement of financial and operating plans, the implementation of strategic initiatives, effective leadership, and progress against organizational, management and personal development goals. When determining the amount of the downward adjustments, the Committee also took into account the competitive pay range for individuals in similar positions at peer companies.
      Consistent with our philosophy regarding employee ownership, the executive officers’ annual incentive compensation for 2005 was paid out in a combination of cash and equity, in the form of restricted stock and stock options, with the equity component representing from 40% to 50% of the total annual incentive payout, depending on the individual’s position. The equity component was paid out 85% in restricted stock and 15% in stock options. Both the stock options and the restricted stock were granted under the Amended and Restated 2003 Annual and Long-Term Incentive Plan and will vest in full on February 21, 2009.
      For 2006, annual incentive awards for the chief executive officer and other executive officers also will be based on the company’s pre-tax operating income, adjusted as described above. The 2006 annual incentive awards also will be paid out in a combination of cash and equity.

Long-Term Incentive Awards
      Long-term incentives are intended to provide compensation opportunities based on the creation of shareholder value and an increase in the company’s stock price. The equity compensation awarded to our employees as part of the annual incentive program has a significant long-term incentive component, as a portion of the annual incentive compensation is paid in the form of restricted stock and stock options. These awards are subject to three-year cliff vesting, and the stock options have a ten-year term. The upside potential of these equity awards will not be realized by employees unless the company’s performance improves over the vesting period and/or the term of the awards. The stock options will have no value to employees unless the company’s performance improves in future years, and the restricted stock will lose value if the company’s performance declines. A substantial portion of the total compensation paid to our executive officers is in the form of equity, creating a long-term incentive for the officers and strengthening their focus on the creation of shareholder value. In 2005, the amount of equity awarded as a percentage of each executive officer’s total compensation (including for this purpose base salary and incentive compensation) represented from 22% to 41% of total compensation, depending on the individual’s position.

Executive Stock Ownership
      We have adopted stock ownership guidelines to ensure that each executive officer maintains a meaningful equity stake in the company, which serves as both a long-term incentive and also strengthens retention. The guidelines provide for the executive officers to hold Piper Jaffray Companies stock with a value equal to seven times base salary for the chief executive officer, and two to five times salary for the other executive officers, depending on the individual’s position, within five years after becoming subject to the guidelines. In addition to the ownership guidelines, we have adopted a share retention policy requiring the executive officers to hold at least 50% of the shares awarded to them through the company’s incentive plans, or acquired upon exercise of stock options awarded to them, net of taxes and transaction costs, for a minimum period of five years.

Chief Executive Officer Compensation
      In determining Mr. Duff’s incentive compensation for 2005 and his base salary for 2006, the Compensation Committee took the following steps:

•	Reviewed the financial performance and the total relative shareholder return of Piper Jaffray Companies, comparable public companies and other companies in the securities industry with which Piper Jaffray competes;

•	Analyzed data regarding the types and amount of compensation, including incentive compensation, paid to the chief executive officers of comparable public companies and other companies in the securities industry with which Piper Jaffray competes;

•	Reviewed historical compensation information for Mr. Duff, including past grants of equity;

•	Considered feedback from Mr. Duff, other members of management, and the Board of Directors regarding Mr. Duff’s performance for 2005; and

•	Independently evaluated Mr. Duff’s performance as chief executive officer against the 2005 performance goals and objectives that had been established for him by the Compensation Committee.
      After completing this process, the Compensation Committee approved incentive compensation for Mr. Duff under the annual incentive program in the amount of $1,800,000, consisting of $900,000 in cash and $900,000 in equity. The equity component consisted of $765,000 in restricted stock (a total of 15,988 shares) and $135,000 in stock options (a total of 6,098 shares). The allocation of Mr. Duff’s incentive compensation (50% in cash, 50% in equity) is consistent with our compensation philosophy to pay a significant portion of incentive compensation in equity in lieu of cash to ensure an appropriate focus on shareholder value creation and the long-term success of the company. The number of shares of restricted stock was determined based on the closing price of the company’s common stock on February 21, 2006, and the number of shares underlying the stock option was based on the Black-Scholes value of the option on that date. The restricted stock and option vest in full on February 21, 2009.
      Mr. Duff’s incentive compensation reflects our view of his and the company’s performance for 2005. The company achieved strong results in the second half of the year driven by increased advisory services revenue and a diligent focus on expenses, but full-year results suffered from the lagging performance of our private client business and the impact of reduced revenues in our fixed income and equity institutional sales and trading businesses. Mr. Duff’s compensation reflects this mixed performance. His compensation also reflects our evaluation of his personal performance against pre-established goals and objectives involving matters such as leadership, tone at the top, the company’s guiding principles, inclusion, communications and decision making, organizational development and strategic initiatives. His annual incentive compensation decreased by 33% from $2,700,000 in 2004 to $1,800,000 in 2005. Mr. Duff’s annual base salary for 2006 remains unchanged at $380,000. We believe Mr. Duff’s salary continues to be appropriate based on market data, his experience and his prior-year performance.

Policy on Qualifying Compensation for Deductibility
      Section 162(m) of the Internal Revenue Code limits deductions for non-performance-based annual compensation in excess of $1.0 million paid to the company’s chief executive officer and its four other most highly paid executive officers. Our policy is to maximize the tax deductibility of compensation payments to our executive officers. Accordingly, in 2004 we sought and obtained shareholder approval for the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, under which annual cash and equity incentives are paid. The plan is designed and administered to qualify compensation awarded thereunder as “performance-based” to ensure that the tax deduction is available to the company. From time to time we may, however, authorize payments to executive officers that may not be fully deductible if we believe such payments are in the interests of shareholders. We did not do so in 2005.
Compensation Committee of the Board of Directors of Piper Jaffray Companies
Michael R. Francis, Chairperson
Frank L. Sims
Richard A. Zona
Summary Compensation Table
      The following table contains compensation information for our chief executive officer and our four other most highly compensated executive officers for the year ended December 31, 2005. The information for 2003 included in this table reflects compensation earned by the individuals for service with us while Piper Jaffray was a subsidiary of U.S. Bancorp and, for Mr. Duff, for his service as a vice chairman of U.S. Bancorp, a position he held (in addition to serving as an executive officer of our broker-dealer subsidiary) from 1999 until our spin-off from U.S. Bancorp on December 31, 2003.
Summary Compensation Table

								Long-Term Compensation Awards

		Annual Compensation						Awards		Payouts

		Total						Restricted	Number of
		Compensation				Other Annual		Stock	Securities	All Other
Name and Principal		Value	Salary	Bonus		Compensation		Award(4)	Underlying	Compensation(6)
Position	Year	($)	($)	($)		($)		($)	Options(5)	($)

Andrew S. Duff	2005	2,183,685	380,000	900,000		—		765,000	6,098	3,675
Chairman and CEO	2004	3,086,074	380,000	1,350,000		—		1,147,500	11,719	6,070
	2003	8,396,600	379,700	2,266,250	(1)	—		632,765	24,940	4,575,191
Francis E. Fairman	2005	897,294	190,000	385,000		—		267,750	2,135	7,275
Head of Public	2004	780,857	172,183	453,350		9,000	(2)	112,618	1,391	9,586
Finance Services	2003	1,166,849	158,100	675,000		767	(2)	150,000	3,632	103,950
Robert W. Peterson	2005	1,631,276	205,000	770,000		19,093	(3)	535,500	4,269	7,167
Head of Private	2004	1,810,798	198,033	880,000		3,287	(3)	612,000	6,250	9,478
Client Services	2003	2,042,711	163,200	922,500		8,625	(3)	330,498	1,938	575,717
Addison L. Piper	2005	754,184	250,000	250,000		—		212,500	1,694	4,179
Vice Chairman	2004	756,289	249,700	250,000		—		212,500	2,171	6,574
	2003	924,539	248,200	255,000		—		85,000	7,749	167,721
Thomas P. Schnettler	2005	2,662,972	205,000	1,306,250		75,693	(3)	908,438	7,241	7,275
Head of Corporate and	2004	3,469,902	198,033	1,787,500		12,271	(3)	1,243,125	12,696	9,586
Institutional Services	2003	2,392,577	163,200	1,391,250		37,225	(3)	498,452	1,938	260,279

(1)	Consists of (a) a cash bonus of $1,766,250 and (b) a discretionary cash award of $500,000 granted in connection with our spin-off from U.S. Bancorp. The discretionary award is payable in four equal installments of $125,000 on each of March 31, 2004, 2005, 2006 and 2007, so long as Mr. Duff remains employed by Piper Jaffray on each payment date. See “— Cash Award Agreements in Connection with Our Spin-Off from U.S. Bancorp” below.

(2)	The 2004 amount consists of a one-time distribution of $9,000 relating to a deferred compensation investment. The 2003 amount consists of tax reimbursement in connection with an award trip attended by Mr. Fairman.

(3)	Consists of amounts paid under the U.S. Bancorp Piper Jaffray Inc. Second Century Growth Deferred Compensation Plan (As Amended and Restated Effective September 30, 1998) and the U.S. Bancorp Piper Jaffray Inc. Second Century 2000 Deferred Compensation Plan. Certain key employees were eligible to participate in these plans. Under the plans, participants were granted a deferred bonus award, which was deemed invested in certain measuring investments. Following a liquidity event (as defined in the plans) for a particular measuring investment, the participant receives a benefit payment based on the deemed return to the participant with respect to the measuring investment as well as payment of that portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment in which deferred bonus awards are deemed to be invested. Messrs. Peterson and Schnettler were granted deferred bonus awards under these plans in 1996, 1997, 1998 and/or 2000, and received deferred bonus payouts of $19,093 and $48,580, respectively, in 2005. Mr. Schnettler’s 2005 amount also includes a $27,113 distribution from a separate deferred compensation investment that had a liquidity event in 2005. The liquidity event was a one-time event that will result in two payments to Mr. Schnettler with the second payment expected to occur in 2007. The amount of the second payment is not currently determinable.

(4)	The 2005, 2004 and 2003 awards of restricted stock were granted on February 21, 2006, February 22, 2005, and February 12, 2004, respectively, as part of each executive officer’s annual incentive compensation for the year indicated. The awards will vest in full on February 21, 2009, February 22, 2008, and February 12, 2007, respectively. The restricted stock is subject to forfeiture prior to vesting in the event the officer is terminated for cause or misappropriates confidential company information, participates in a business similar to Piper Jaffray, accepts a similar position with another company or solicits employees, customers or clients of Piper Jaffray after certain terminations of employment with Piper Jaffray. Recipients have the right to receive dividends (if any) on and to vote the shares of Piper Jaffray restricted stock they hold. The number of shares awarded to each executive officer in each year was determined by dividing specified dollar amounts representing a percentage of the individual’s total bonus compensation for that year by (a) for 2005, $47.85, the closing price of our common stock on February 21, 2006; (b) for 2004, $39.62, the closing price of our common stock on February 22, 2005; and (c) for 2003, $47.30, the average closing price of our common stock for the five consecutive trading days ended February 11, 2004.
As required by the rules of the Securities and Exchange Commission, the award value that is reported in the Summary Compensation Table was determined by multiplying the closing sales price of one share of Piper Jaffray common stock on the grant date of the restricted stock by the number of shares awarded. The value of each officer’s aggregate restricted stock holdings at December 31, 2005 (as determined based on a closing price of $40.40 for our common stock on December 30, 2005, the last business day of our fiscal year, and the number of restricted shares held as of December 31, 2005) were: for Mr. Duff, $1,673,004 and 41,411 shares; for Mr. Fairman, $243,006 and 6,015 shares; for Mr. Peterson, $886,740 and 21,949 shares; for Mr. Piper, $289,345 and 7,162 shares; and for Mr. Schnettler, $1,663,753 and 41,182 shares.

(5)	The 2005, 2004 and 2003 entries for the number of securities underlying options reflect stock option awards granted to the executive officers on February 21, 2006, February 22, 2005 and February 12, 2004, respectively. These awards were part of the annual incentive compensation paid to the executive officers for 2005, 2004 and 2003 and had a value at the time of grant as follows: for Mr. Duff, $135,010, $202,504 and $542,694, respectively; for Mr. Fairman, $47,269, $24,036 and $79,032, respectively; for Mr. Peterson, $94,516, $108,000 and $42,171, respectively; for Mr. Piper, $37,505, $37,515 and $168,618, respectively; and for Mr. Schnettler, $160,316, $219,387 and $42,171, respectively.

(6)	All other compensation consists of the following:

		Andrew S.	Francis E.	Robert W.	Addison L.	Thomas P.
Form of All Other Compensation	Year	Duff	Fairman	Peterson	Piper	Schnettler

Cash award replacing value lost as a	2005	—	—	—	—	—
result of the expiration of	2004	—	—	—	—	—
forfeiture of U.S. Bancorp stock	2003	$4,567,096	$87,180	$559,622	$158,447	$244,184
options and/or restricted stock in
connection with our spin-off
401(k) matching contributions made	2005	—	$3,600	$3,600	—	$3,600
under the Piper Jaffray Companies	2004	—	$3,516	$3,516	—	$3,516
Retirement Plan (for 2005 and 2004) or	2003	—	$8,000	$8,000	—	$8,000
U.S. Bancorp 401(k) Savings Plan
(for 2003)
Profit-sharing contribution made	2005	$2,730	$2,730	$2,730	$2,730	$2,730
under the Piper Jaffray Companies	2004	$5,125	$5,125	$5,125	$5,125	$5,125
Retirement Plan	2003	$7,825	$7,825	$7,825	$7,825	$7,825
Life insurance allowance	2005	$270	$270	$162	$774	$270
	2004	$270	$270	$162	$774	$270
	2003	$270	$270	$270	$774	$270
Long-term disability insurance	2005	$675	$675	$675	$675	$675
allowance	2004	$675	$675	$675	$675	$675
	2003	—	—	—	—	—

For detail regarding payment of the cash awards, see “— Cash Award Agreements in Connection with Our Spin-Off from U.S. Bancorp” below.
Perquisites
      The Summary Compensation Table does not include perquisites and other personal benefits, securities or property received by the executive officers because the aggregate amount of this compensation for each of the executive officers named in the table is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for each such officer, and therefore is not required to be included under regulations of the Securities and Exchange Commission. The perquisites received in 2005 by our executive officers named in the Summary Compensation Table consist of reimbursement for the cost of a parking space and, for some of our executive officers, reimbursement for a portion of the dues paid by them for business-related club membership. The company’s cost for these perquisites in 2005 did not exceed $3,000 for parking and $10,000 for the reimbursement of club dues for any individual executive officer.
      All of our executive officers are eligible to participate in our charitable gift matching program, which is open to all of our employees and directors. Pursuant to this program, we will match an employee’s or director’s gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $1,000 per year.
Option Grants in Last Fiscal Year
      The following table provides information about options to purchase shares of our common stock that were granted to our chief executive officer and the other executive officers named in the Summary

Compensation Table on February 22, 2005. The table does not include options granted on February 21, 2006, that were included in the Summary Compensation Table for 2005.

		Percent of
	Number of	Total Options
	Securities	Granted to		Exercise Price			Grant Date
	Underlying	Employees in		per Share			Present Value
Name	Options Granted	Fiscal Year		($)		Expiration Date	($)

Andrew S. Duff	11,719	2.98	(1)	39.62	(2)	February 22, 2015	202,504	(3)
Francis E. Fairman	1,391	0.35	(1)	39.62	(2)	February 22, 2015	24,036	(3)
Robert W. Peterson	6,250	1.59	(1)	39.62	(2)	February 22, 2015	108,000	(3)
Addison L. Piper	2,171	0.55	(1)	39.62	(2)	February 22, 2015	37,515	(3)
Thomas P. Schnettler	12,696	3.22	(1)	39.62	(2)	February 22, 2015	219,387	(3)

(1)	Based on options granted to employees during 2005 to purchase a total of 393,786 shares of our common stock.

(2)	The exercise price is the closing price of our common stock on February 22, 2005.

(3)	The options granted on February 22, 2005, were valued using a Black-Scholes option pricing method that assumed a risk-free interest rate of 3.76%, a dividend yield of zero, a stock volatility factor of 38.57% and an expected life of the options of six years, resulting in an option value of $17.28.
Year-End Option Values
      The following table provides information about unexercised options to purchase shares of our common stock held by our chief executive officer and the other executive officers named in the Summary Compensation Table as of December 31, 2005. In 2005, options were granted on February 22, 2005. The options included in the Summary Compensation Table for 2005 were granted on February 21, 2006, and therefore are not included in the following table. Neither our chief executive officer nor any other officer named in the Summary Compensation Table held options to purchase shares of Piper Jaffray Companies common stock that were exercisable as of December 31, 2005, and, as a result, no options had been exercised as of December 31, 2005.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew S. Duff	—	36,659	—	$9,141
Francis E. Fairman	—	5,023	—	$1,085
Robert W. Peterson	—	8,188	—	$4,875
Addison L. Piper	—	9,920	—	$1,693
Thomas P. Schnettler	—	14,634	—	$9,902

(1)	The value of unexercised in-the-money options at fiscal year-end was calculated based on the difference between the closing price of our common stock on December 30, 2005 (the last business day of our 2005 fiscal year) and the option exercise price, multiplied by the number of shares underlying each option.
Cash Award Agreements in Connection with Our Spin-Off from U.S. Bancorp
      In connection with our spin-off from U.S. Bancorp on December 31, 2003, we established a cash award program pursuant to which we granted cash awards to more than 2,300 of our employees, including all of our executive officers, who were employees of our business on December 15, 2003. These cash awards were designed to aid in retaining highly skilled and motivated employees and to provide fair treatment to our employees whose U.S. Bancorp stock option and restricted stock awards expired or were forfeited as a result of the spin-off. The cash awards are not a part of our regular compensation program. The cash award program was approved by U.S. Bancorp’s board of directors prior to the spin-off, and was approved by our Board both in advance of and following the spin-off. The allocation and specific terms and conditions of these cash awards were approved by our Compensation Committee following the spin-off.
      Each employee who was granted a cash award, including our chief executive officer and the other four executive officers named in the Summary Compensation Table above, has entered into a letter agreement with us setting forth the terms and conditions of the award. Pursuant to these agreements, Mr. Duff was granted a discretionary cash award of $500,000 and Messrs. Duff, Fairman, Peterson, Piper and Schnettler were granted other cash awards replacing the lost value of U.S. Bancorp options and restricted stock that expired or were forfeited as a result of the spin-off.
      Mr. Duff’s discretionary cash award is payable in four equal installments on each of March 31, 2004, 2005, 2006 and 2007. Mr. Duff’s other cash award totaled $4,567,096 and relates to the lost time value of U.S. Bancorp stock options and restricted stock that expired or were forfeited by Mr. Duff as a result of the spin-off. Fifty percent of this other cash award was paid on March 31, 2004, with the remaining 50% payable in four equal installments on each of March 31, 2005, 2006, 2007 and 2008. Messrs. Fairman, Peterson, Piper and Schnettler also are parties to cash award agreements relating to the lost time value of U.S. Bancorp equity awards. Their cash award amounts are $87,180, $559,622, $158,447 and $244,185, respectively. Fifty percent of each cash award was paid on March 31, 2004, with the remaining 50% payable in four equal installments on each of March 31, 2005, 2006, 2007 and 2008. In all cases, the payments are conditioned on the award recipient’s continued employment with Piper Jaffray on the payment date, except that Piper Jaffray will continue to pay the benefits if the recipient’s employment is terminated by reason of death, disability or retirement, or is terminated without cause during the 24-month period following a change in control of Piper Jaffray.
      Each award recipient acknowledged in the recipient’s cash award agreement that (a) for purposes of any stock option or other equity-based compensation award of U.S. Bancorp held by the recipient, the completion of the spin-off constituted a termination of employment with U.S. Bancorp, and (b) with respect to any such options and awards that terminated within 90 days following a termination of employment, the recipient had no further rights whatsoever after the expiration of the 90-day period following the completion of the spin-off. The recipient generally waived any and all claims relating to any stock option or other equity-based compensation award of U.S. Bancorp. However, the waiver did not apply to any rights relating to the exercise of certain options within 90 days of the completion of the spin-off, or with respect to any options or other equity-based compensation awards of U.S. Bancorp that continued to vest and remain exercisable beyond 90 days following a termination of employment.
Retirement Plans and Payments
      We maintain the Piper Jaffray Companies Retirement Plan, which consists of a 401(k) component and a non-contributory profit-sharing component. We match 100% of each participating employee’s 401(k) contributions up to a maximum of 4% of the employee’s total pay, subject to the social security taxable wage base limit. In addition, under the profit-sharing component, we have discretion to make contributions on behalf of all of our employees on an annual basis. These contributions are based on our financial performance.
      Prior to 2002, our employees participated in the U.S. Bancorp Cash Balance Pension Plan. The cash balance pension plan consisted of a career average pay plan and a defined benefit excess plan. Essentially, all full-time employees of U.S. Bancorp and its subsidiaries were eligible to participate in the career average pay plan. Under the terms of the career average pay plan, a notional account balance was maintained for each participating employee. The defined benefit excess plan provided retirement benefits that would have been provided under the career average pay plan if not for certain provisions of the Internal Revenue Code that limit deferral of compensation. In 2002, upon establishing our non-contributory profit-sharing plan (now included in the Piper Jaffray Companies Retirement Plan), Piper Jaffray withdrew as a participating employer in the U.S. Bancorp Cash Balance Pension Plan. Following our spin-off from U.S. Bancorp, our employees with vested benefits in the career average pay plan may withdraw those benefits at the employee’s request. The liability for any benefits payable to our employees under the career average pay plan remains with U.S. Bancorp. In 2004, the following officers named in the Summary Compensation Table withdrew their vested balances from this plan as follows: Mr. Duff, $31,981; Mr. Peterson, $31,981; Mr. Piper, $31,981 and Mr. Schnettler, $32,734. Mr. Fairman has not withdrawn his balance of $35,914 from the plan.
      Following the spin-off, we assumed U.S. Bancorp’s liability for the non-qualified benefits accrued to our employees under the defined benefit excess plan. In 2004, we established the Piper Jaffray Companies Non-Qualified Retirement Plan to maintain and administer these benefits, which were transferred to our Non-Qualified Retirement Plan following the spin-off. Following the transfer, participation in our Non-Qualified Retirement Plan was frozen and no new benefits may be earned by participants in this plan. However, participating employees will continue to receive investment credits on their transferred plan balances in accordance with the terms of our plan. Each employee’s plan balance will be payable by us upon the employee’s retirement or termination of employment. As of December 31, 2005, the Non-Qualified Retirement Plan account balances for our named executive officers were as follows: Mr. Duff, $408,905; Mr. Fairman, $141,649; Mr. Peterson, $387,897; Mr. Piper, $517,312; and Mr. Schnettler, $702,703.
Termination and Change-in-Control Arrangements
      All of our executive officers are eligible to participate in the Piper Jaffray Companies Severance Plan, a broad-based plan in which all of our full-time, U.S.-based employees generally are eligible to participate. In the event of certain involuntary terminations of employment resulting from an employer-determined severance event, employees may receive severance pay up to a maximum of their weekly base salary multiplied by 52, subject to a maximum dollar amount of $205,000. Employer-determined severance events may include, depending on the circumstances, closure of a company facility, a permanent reduction in our workforce or certain organizational changes that result in the elimination of the employee’s position.
Employment Arrangement with Addison L. Piper
      We have established an employment arrangement with Mr. Piper pursuant to which he serves as vice chairman and as a member of our management committee (which is comprised of all our executive officers). The employment arrangement provides that Mr. Piper will be a full-time employee of our company subject to the policies generally applicable to other executive officers and will be paid an annual base salary of $250,000 and a minimum annual bonus of $500,000 for serving in these positions. The bonus amount will be paid in a combination of cash and equity of our company. The percentage of Mr. Piper’s bonus that is to be paid in equity in any given year will be determined in the same manner used to determine the percentage of bonus to be paid in equity for our other executive officers in accordance with then-applicable compensation plans and programs. This arrangement will continue through December 31, 2006.

STOCK PERFORMANCE GRAPH
      The following graph compares the performance of an investment in our common stock from January 2, 2004, the date our common stock began regular-way trading on the New York Stock Exchange following our spin-off from U.S. Bancorp, with the S&P 500 Index and the S&P 500 Diversified Financials Index. The graph assumes $100 was invested on January 2, 2004, in each of our common stock, the S&P 500 Index and the S&P 500 Diversified Financial Index and that all dividends were reinvested on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. Based on these assumptions, the cumulative total return for 2005 would have been $93.95 for our common stock, $116.69 for the S&P 500 Index and $119.24 for the S&P 500 Diversified Financials Index. For 2004, the cumulative total return would have been $111.51 for our common stock, $111.23 for the S&P 500 Index and $108.59 for the S&P 500 Diversified Financials Index. The performance shown in the graph represents past performance and should not be considered an indication of future performance.
CUMULATIVE TOTAL RETURN FOR PIPER JAFFRAY COMMON STOCK, THE S&P 500
INDEX AND THE S&P 500 DIVERSIFIED FINANCIALS INDEX

ITEM 2 — APPROVAL OF THE PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED 2003 ANNUAL AND LONG-TERM INCENTIVE PLAN
      We are asking shareholders to approve our Amended and Restated 2003 Annual and Long-Term Incentive Plan. The amended and restated plan reflects amendments that have been approved by our Board of Directors, upon the recommendation of the Compensation Committee of the Board. The primary purpose of the amendments is to increase the maximum number of shares to be issued under our incentive plan by 400,000 shares to a total of 4,500,000 shares authorized for issuance under the plan. A marked copy of the plan reflecting the amendments is attached as Appendix B to this proxy statement.
      Shareholder approval of this plan is imperative if we are to continue to maintain an effective, competitive compensation program. Other firms in our industry historically have maintained high levels of employee ownership serving as both a strong performance incentive and retention tool. Our competitors have the benefit of having had a long time period over which to develop significant employee ownership levels. In this regard, we are at a disadvantage, as our employees had no ownership of our stock at the time of our spin-off from U.S. Bancorp and we have had just two years to build ownership since that time. We believe that equity ownership attracts talented individuals to our company and fosters a partnership culture within the company that motivates employees to think and act like owners through a focus on shareholder value creation and the long-term success of the company. We have been working since the spin-off to increase employee ownership levels, primarily through annual incentive awards designed to reward employees’ performance and to promote retention and an ownership culture among employees. Our employee stock ownership has increased from nothing at the time of the spin-off to approximately 2.95% as of December 31, 2004, and to approximately 12.63% as of March 6, 2006.
      The plan as originally adopted in December 2003 authorized the issuance of 2,000,000 shares, and we obtained shareholder approval at our 2004 annual meeting of a 2,100,000-share increase in the maximum number of shares to be issued under the plan for a total of 4,100,000. We granted 1,420,271 shares and 872,664 shares in 2005 and 2004, respectively, and we anticipate that 2006 grant levels will be consistent with those in 2005 as we continue to work towards our employee ownership objectives. Depending on the company’s performance, we expect that all shares that remain available for grant will be used in the next 12 months in connection with 2006 recruiting, retention, director compensation and annual incentive compensation and that we will need additional shares to complete our annual incentive grants to employees in February 2007. We currently expect that the 400,000-share increase will cover our equity grants to employees through 2007. We maintain no other incentive plan that permits us to grant equity awards.
      While we continue to strive to meet our employee ownership objectives, we are mindful that our equity grants, coupled with our three-year cliff vesting, have created an increased level of stock “overhang,” which measures potential shareholder dilution if all outstanding stock awards were to vest and be exercised. In 2005, we countered the dilutive effects of this overhang by repurchasing 1,300,000 shares of our outstanding common stock. We anticipate that we will repurchase additional shares during 2006, helping to offset shareholder dilution resulting from the continued grant of stock-based awards under our incentive plan.
      In addition to increasing the number of shares authorized for grant under the plan, the Board has approved amendments that:

•	eliminate promissory notes as a form of consideration that may be accepted by us for payment of awards granted under the plan;

•	eliminate the flexibility to grant below-market equity awards under the plan; and

•	effect certain other changes designed to ensure compliance with new Section 409A of the Internal Revenue Code relating to deferred compensation arrangements and the regulations promulgated under Section 409A.

      The Board of Directors recommends that you vote FOR approval of the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan. Proxies will be voted FOR approval of the plan unless otherwise specified.
      The following paragraphs provide more detail about the plan and the proposed amendments.
Purpose
      The purpose of our incentive plan is to promote the interests of our company and our shareholders by giving us a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants, to offer these persons incentives directly linked to the profitability of our businesses and increases in our shareholder value, and to provide these persons an opportunity to acquire a proprietary interest in Piper Jaffray.
Eligible Individuals
      Our current and prospective directors, officers, employees and consultants, as well as those of our affiliates, are eligible to participate in our incentive plan. As of February 27, 2006, approximately 2,830 persons were eligible to participate in the plan.
Administration
      Our incentive plan is administered by the Compensation Committee of our Board of Directors. The Committee is authorized to delegate certain administrative responsibilities with respect to the plan to directors and certain officers selected in the Committee’s discretion. The Committee determines the eligible individuals to whom and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the life of any award and any terms and conditions of the grant that are not contained in the incentive plan. Each grant under the plan is confirmed by and subject to the terms of an award agreement.
Authorized Shares
      The maximum number of shares of common stock that may be delivered to participants and their beneficiaries under the plan will be increased from 4,100,000 shares to 4,500,000 shares. Currently available shares are expected to cover award grants to employees, officers and directors through 2006 and to cover part, but not all, of our annual equity grant to employees in February 2007 in connection with 2006 annual incentive compensation. The additional 400,000 shares are expected to cover award grants to employees, officers and directors through 2007. With respect to employees (including officers), we expect these grants to be based on performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. We do not currently have any arrangements or understandings with our officers and employees regarding specific amounts to be granted under the incentive plan. With respect to our directors, these grants will be compensatory and will be in the amounts described above under “Information Regarding the Board of Directors and Corporate Governance — Compensation Program for Non-Employee Directors.”
      Shares that may be issued under the plan may be authorized but unissued shares or shares reacquired and held in our treasury. In general, we use treasury shares to the extent available before issuing new shares in connection with awards. No more than 250,000 shares of common stock may be subject to “qualified performance-based awards” granted to any eligible individual in any fiscal year of the company.
      If an award entitles the holder to receive or purchase shares, the number of shares covered by the award or to which the award relates will be counted on the date of grant of the award against the aggregate number of shares available for granting awards under the plan. Any shares that are used by a participant as full or partial payment to us of the purchase price relating to an award, including in connection with the satisfaction of tax obligations relating to an award, will again be available for granting awards under the plan. In addition, if any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan to the extent of any such forfeiture or termination will again be available for granting awards under the plan.
      In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, liquidations, reorganizations or other distributions of stock or property of our company, including an extraordinary stock or cash dividend, the Committee or our Board may make adjustments to the aggregate number and kind of shares reserved for issuance under the plan, in the maximum share limitations upon stock options, stock appreciation rights and other awards to be granted to any individual, in the number, kind and exercise price of outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the plan and any other equitable substitutions or adjustments that the Committee or Board determines to be appropriate. However, under the amended and restated plan, any adjustments made to an award that is considered to be deferred compensation under Section 409A of the Internal Revenue Code must comply with Section 409A.
Stock Options
      The Committee may grant stock options to eligible individuals. Only non-qualified stock options are permitted to be granted under the plan. The exercise price per share purchasable under a stock option will be determined by the Committee, but, under the amended and restated plan, the exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date of grant of the option. The term of each stock option will be fixed by the Committee at the time of grant, but in no event may it be more than ten years from the grant date. The Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price may be made.
Stock Appreciation Rights
      The Committee may grant stock appreciation rights to eligible individuals. Each stock appreciation right will confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of shares equal to the excess of (a) the fair market value of one share of our common stock on the date of exercise (or, if the Committee determines, at any time during a specified period before or after the date of exercise) over (b) the grant price of the stock appreciation right as determined by the Committee. Under the amended and restated plan, the grant price will not be less than 100% of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the incentive plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any stock appreciation right will be as determined by the Committee, but in no event may the term of a stock appreciation right be longer than ten years.
Restricted Stock and Restricted Stock Units
      Shares of restricted stock and restricted stock units (RSUs) will be subject to restrictions as the Committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the Committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based, time-based or both. Restricted stock and RSUs may be “qualified performance-based awards,” in which event the grant or vesting of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the Committee, upon a participant’s termination of employment (as determined under criteria established by the Committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by the company, except that the Committee may waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or RSUs.
      If the grant is intended to be a “qualified performance-based award,” the applicable performance goals must be based on the attainment of specified levels of one or more of the following measures: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on tangible equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels. These goals are established by the Committee and may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries and can be on an absolute or relative basis. A “qualified performance-based award” is a grant of restricted stock or RSUs designated as such by the Committee at the time of grant based upon a determination that (a) the recipient is or may be a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code in the year in which we would expect to be able to claim a tax deduction with respect to such award and (b) the Committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Internal Revenue Code.
      The provisions of restricted stock and RSUs, including any applicable performance goals, need not be the same with respect to each participant. During the restriction period, the Committee may require that any stock certificates evidencing restricted shares be held by us. With respect to restricted stock awards, other than restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a shareholder holding the class or series of stock that is the subject of the award.
Performance Awards
      The Committee may grant performance awards to eligible individuals. A performance award may be denominated or payable in cash, shares, other securities, other awards or other property and will provide the holder with the right to receive payments, in whole or in part, upon the achievement of specified performance goals. Subject to the terms of the plan, the performance goals to be achieved, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. The Committee may, prior to or at the time of the grant, designate performance awards as “qualified performance-based awards,” in which event it will condition the settlement of the awards upon the attainment of one or more of the performance goals described above under “— Restricted Stock and Restricted Stock Units.” Performance awards denominated in cash that are payable to any individual participant with respect to any calendar year are limited to a maximum of $7.5 million.
Other Stock-Based Awards
      Other awards of common stock and other awards that are valued by reference to, or otherwise based upon, common stock, including without limitation dividend equivalents and convertible debentures, may also be granted under our incentive plan, either alone or in conjunction with other awards.
Transferability of Awards
      Awards are non-transferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, non-qualified stock options may be transferred to members of the holder’s immediate family, directly or indirectly or by means of a trust, partnership or otherwise. Stock options and stock appreciation rights may be exercised only by the initial holder, a permitted transferee or a guardian, legal representative or beneficiary.

Change in Control
      Notwithstanding any other provision of the plan, unless otherwise provided by the Committee in any award agreement, in the event of a change in control of Piper Jaffray any stock options and stock appreciation rights outstanding as of the date of such change in control, and which are not then exercisable and vested, will become fully exercisable and vested; the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the Committee, as promptly as is practicable. All restrictions on other awards will lapse and such awards will become free of all restrictions and fully vested.
Amendments and Termination
      Our Board of Directors may at any time amend, alter or discontinue our incentive plan, but shareholder approval is required for any amendment that could increase the number of shares granted under the plan and as otherwise may be required by applicable law or stock exchange rules.
      The Committee generally may amend the terms of any outstanding stock option or other award but may not decrease the exercise price of an outstanding stock option or take any action that would constitute a “repricing” of an outstanding stock option unless the amendment is approved by shareholders as required by applicable law or stock exchange rules. Further, the Committee may not amend an award in a way that causes a “qualified performance-based award” to cease to qualify for the Section 162(m) exemption or that impairs the rights of any holder without the holder’s consent.
      In the event an award is granted to an individual who is employed outside the United States and is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the grant as they pertain to such individual to achieve the purposes of our incentive plan.
Term of the Plan
      If the amended and restated plan is approved by shareholders, the plan will terminate on May 2, 2016, which is the tenth anniversary of the approval date of the plan, or on any earlier date determined by our Board of Directors.
Registration
      We have registered 4,100,000 shares of common stock that may be issued under the current plan on two registration statements on Form S-8. If this proposal is approved, we intend to register the additional 400,000 shares to be issued under our incentive plan on a registration statement on Form S-8.
Tax Consequences of Awards
      The tax consequences of options granted under the plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, as well as administrative and judicial interpretations of the Internal Revenue Code, as in effect on the date of this description. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local or foreign tax consequences, nor does it discuss the effect of gift, estate or inheritance taxes.
      No later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the plan, the participant must pay us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Our obligations under the plan are conditional on such payment or arrangements, and we will, to the extent permitted by law, be entitled to take such action and establish such procedures as we deem appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from a participant. In order to assist a participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the Committee may permit a participant to satisfy tax obligations by (a) electing to have us withhold a portion of the shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) an award with a fair market value equal to the amount of such taxes or (b) delivering to us shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. Any such election must be made on or before the date that the amount of tax to be withheld is determined.
      A participant will not recognize any taxable income and we will not be entitled to a deduction at the time a non-qualified stock option is granted. When a non-qualified stock option is exercised, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price will be taxable to a participant as ordinary income. We, in computing our U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the participant, subject to certain limitations. When a participant sells his or her shares of stock, the participant generally will have a capital gain (or loss), depending on the difference between the sale price and the fair market value of the stock on the date the participant exercised his or her option. The capital gain (or loss) is considered “long term” or “short term” depending on how long the participant has held the stock.
      Unless a participant files an election to be taxed under Section 83(b) of the Internal Revenue Code, the participant will not realize income upon the grant of restricted stock. The participant will realize ordinary income and Piper Jaffray will be entitled to a corresponding deduction when the restrictions lapse, and the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the participant and Piper Jaffray will be determined as of the date the restricted stock is granted rather than as of the date the restrictions lapse.
      When a participant disposes of restricted stock, the difference between the amount received upon disposition and the fair market value of the shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss. The capital gain (or loss) is considered “long term” or “short term” depending on how long the participant has held such stock after the date the restrictions are removed or expire, or, if an election under Section 83(b) is filed, after the date the restricted stock is granted.
New Plan Benefits
      Future plan awards to be received by or allocated to particular participants are not presently determinable.
Outstanding Equity Awards
      The only equity plan we have established is our Amended and Restated 2003 Annual and Long-Term Incentive Plan. The following table summarizes, as of December 31, 2005, the number of shares of our common stock to be issued upon exercise of outstanding options granted under the plan, the weighted-average exercise price of such options, and the number of shares remaining available for future issuance under the plan for all awards as of December 31, 2005.

Number of Shares
Remaining
Available for Future
	Number of Shares to		Issuance Under
	be Issued Upon		Equity
	Exercise of	Weighted-Average	Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Shares in First
Plan Category	and Rights	Warrants and Rights	Column)

Equity compensation plans approved by shareholders	643,032	$42.29	2,039,042	(1)
Equity compensation plans not approved by shareholders	None	N/A	None

(1)	The numbers in the third column are based on the 4,100,000 shares currently authorized for issuance under the plan and do not reflect our proposal included in this proxy statement to increase the number of authorized shares. In addition to the 643,032 shares to be issued upon the exercise of outstanding options to purchase our common stock, 1,417,444 shares of restricted stock issued under the plan were outstanding as of December 31, 2005. All of the 2,039,042 shares available for future issuance under the plan as of December 31, 2005, may be granted in the form of restricted stock, RSUs, options or another equity-based award authorized under the plan.
SECURITY OWNERSHIP
Stock Ownership Guidelines
      We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company, to ensure that their interests are aligned with the interests of our shareholders. Our Board of Directors has adopted stock ownership guidelines to establish its minimum expectations for our directors and executive officers with respect to this equity stake.

Executive Officers
      Our stock ownership guidelines provide for equity ownership by our executive officers in an amount having a market value ranging from two to seven times the individual’s annual base salary, depending upon the individual’s position, to be achieved within five years of the date the individual became subject to the guidelines. Both common stock and restricted stock count towards these guidelines. Each of our current executive officers, other than Mr. Fairman, became subject to these ownership guidelines in 2004, the year in which the guidelines were initially adopted. Mr. Fairman became subject to the guidelines at the time he became an executive officer on July 1, 2005. The table below under “Beneficial Ownership of Directors, Nominees and Executive Officers” shows how many shares of stock were owned as of March 6, 2006, by each of our executive officers named in the Summary Compensation Table for purposes of measuring compliance with the guidelines.
      In addition to the ownership guidelines, our executive officers are subject to retention guidelines providing that each executive officer must retain for five years at least 50% of all shares received by the officer upon vesting of a restricted stock award and upon exercise of a stock option award.

Non-Employee Directors
      Our stock ownership guidelines provide for equity ownership by our non-employee directors in an amount equal to two times the director’s annual cash retainer, to be achieved within three years after the director’s initial election to the Board. Both common stock and phantom stock (acquired under our Deferred Compensation Plan for Non-Employee Directors) are counted towards these ownership guidelines. The table below under “Beneficial Ownership of Directors, Nominees and Executive Officers” includes the number of shares of our common stock and phantom stock that were deemed owned as of March 6, 2006, by each of our non-employee directors for purposes of measuring compliance with the guidelines.

Beneficial Ownership of Directors, Nominees and Executive Officers
      The following table shows how many shares of our common stock were beneficially owned as of March 6, 2006, by each of our directors, director nominees and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Phantom Shares
	Shares of	Counted Towards
	Piper Jaffray	Director Stock
	Common	Ownership
Name of Beneficial Owner	Stock*	Guidelines**

Andrew S. Duff	67,554(1)	—
Francis E. Fairman	11,724(2)	—
Michael R. Francis	10,918(3)	584
B. Kristine Johnson	10,718(4)	—
Samuel L. Kaplan	16,961(5)	2,799
Robert W. Peterson	33,655(6)	—
Addison L. Piper	13,236(7)	—
Thomas P. Schnettler	60,637(8)	—
Frank L. Sims	13,418(9)	—
Jean M. Taylor	4,001(10)	892
Richard A. Zona	12,507(11)	2,637
All directors, director nominees and executive officers as a group (14 persons)	279,333(12)	6,912

*	None of the individual beneficial owners identified in this table owns more than 1% of Piper Jaffray common stock outstanding as of March 6, 2006. As a group, our directors, director nominees and executive officers hold 1.35% of Piper Jaffray common stock as of March 6, 2006. The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

**	The shares of phantom stock may be settled solely in cash based on the fair market value of our common stock on the last day of the year in which the director’s service as a director terminates. The directors have no voting or investment power with respect to the phantom stock.

(1)	Includes 12,448 shares of restricted stock that vest in full on February 12, 2007, 28,963 shares of restricted stock that vest in full on February 22, 2008, 15,988 shares of restricted stock that vest in full on February 21, 2009, 9,349 shares of common stock held directly and 806 shares of common stock held in the Piper Jaffray Companies Retirement Plan.

(2)	Includes 3,172 shares of restricted stock that vest in full on February 12, 2007, 2,843 shares of restricted stock that vest in full on February 22, 2008, 5,596 shares of restricted stock that vest in full on February 21, 2009, 32 shares of common stock held directly and 81 shares of common stock held in the Piper Jaffray Companies Retirement Plan.

(3)	Includes 1,000 shares of common stock held directly and 9,918 shares of common stock covered by options that are currently exercisable.

(4)	Includes 800 shares of common stock held in an individual retirement account and 9,918 shares of common stock covered by options that are currently exercisable.

(5)	Includes 7,043 shares of common stock held in the Kaplan, Strangis & Kaplan profit-sharing trust for the benefit of Mr. Kaplan and 9,918 shares of common stock covered by options that are currently exercisable.

(6)	Includes 6,502 shares of restricted stock that vest in full on February 12, 2007, 15,447 shares of restricted stock that vest in full on February 22, 2008, 11,192 shares of restricted stock that vest in full on February 21, 2009, 197 shares of common stock held directly, 303 shares of common stock held in the Piper Jaffray Companies Retirement Plan and 14 shares of common stock held in an individual retirement account.

(7)	Includes 1,798 shares of restricted stock that vest in full on February 12, 2007, 5,364 shares of restricted stock that vest in full on February 22, 2008, 4,441 shares of restricted stock that vest in full on February 21, 2009, 502 shares of common stock held directly, 129 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 1,000 shares of common stock held in an individual retirement account, and 2 shares of common stock held by Mr. Piper’s spouse as to which he shares voting and investment power with his spouse.

(8)	Includes 9,805 shares of restricted stock that vest in full on February 12, 2007, 31,377 shares of restricted stock that vest in full on February 22, 2008, 18,986 shares of restricted stock that vest in full on February 21, 2009, 166 shares of common stock held directly and 303 shares of common stock held in the Piper Jaffray Companies Retirement Plan.

(9)	Includes 3,500 shares of common stock held directly and 9,918 shares of common stock covered by options that are currently exercisable.

(10)	Consists of shares of common stock covered by options that are currently exercisable.

(11)	Includes 2,589 shares of common stock held directly and 9,918 shares of common stock covered by options that are currently exercisable.

(12)	Includes 38,351 shares of restricted stock that vest in full on February 12, 2007, 94,679 shares of restricted stock that vest in full on February 22, 2008, 62,777 shares of restricted stock that vest in full on February 21, 2009, 2,531 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 8,866 shares held in a retirement or profit-sharing plan or account other than the Piper Jaffray Companies Retirement Plan, 18,538 shares of common stock held directly or by family members, and 53,591 shares covered by options that are currently exercisable.
Beneficial Owners of More than Five Percent of Our Common Stock
      Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of March 6, 2006, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

	Shares of
	Piper Jaffray
Name of Beneficial Owner	Common Stock		Percent of Class

T. Rowe Price Associates, Inc.	1,598,465	(1)	8.00%
100 E. Pratt Street Baltimore, MD 21202
Dimensional Fund Advisors Inc.	1,183,809	(2)	5.98%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Barclays Global Investors, N.A	1,064,241	(3)	5.37%
45 Fremont Street San Francisco, CA 94105

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006, by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. T. Rowe Price Associates, Inc. reported that it has sole voting power as to 207,200 shares and sole dispositive power as to 1,598,465 shares. Of the 1,598,465 shares over which T. Rowe Price Associates, Inc. has sole dispositive power, T. Rowe Price Small-Cap Stock Fund, Inc. has sole voting power as to 992,500 shares. As an investment advisor, T. Rowe Price Associates, Inc. may be deemed to have beneficial ownership of the shares owned by its advisory clients, but it disclaims beneficial ownership of these shares.

(2)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2006, by Dimensional Fund Advisors Inc. Dimensional reported that it has sole voting and dispositive power with respect to all 1,183,809 shares reflected in the table. As an investment advisor, Dimensional may be deemed to have beneficial ownership of the shares owned by its advisory clients, but it disclaims beneficial ownership of these shares. Dimensional reported that none of its advisory clients was known by it to own more than five percent of our common stock.

(3)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 25, 2006, by Barclays Global Investors, N.A. and a group of affiliated entities, which reported sole voting and dispositive power as follows: Barclays Global Investors, N.A., sole voting power as to 462,348 shares and sole dispositive power as to 554,980 shares; Barclays Global Fund Advisors, sole voting power as to 505,519 shares and sole dispositive power as to 509,248 shares; and Barclays Global Investors, Ltd., sole dispositive power as to 13 shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2005 have been satisfied.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.
Related Transactions Involving Our Directors and Executive Officers
      Tad W. Piper, an employee, is the son of Addison L. Piper, one of our executive officers and a director, and was paid compensation in excess of $60,000 for his services in 2005. Paul V. Olson is the brother of B. Kristine Johnson, one of our directors, and is employed by us as a financial advisor in our private client services business and was paid compensation in excess of $60,000 for such services in 2005.
      During 2005, we paid approximately $1.8 million to Faegre & Benson LLP for legal services provided to us and our subsidiaries. The spouse of James L. Chosy, general counsel and secretary of the company, is a partner with Faegre & Benson. Mr. Chosy’s spouse has not personally provided any legal services to us or our subsidiaries.
      From time to time in the ordinary course of business, Piper Jaffray, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Jaffray or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Jaffray, such as investment and financial advisory services. With respect to our executive officers, such goods and services are provided on terms comparable to those extended to employees of our company generally. With respect to our non-employee directors and their affiliates, such services are provided on substantially the same terms as those prevailing at the time for comparable transactions with non-employees.
      From time to time, certain of our directors, executive officers and other employees who are accredited investors may invest their personal funds directly in funds managed by Piper Jaffray, through our subsidiaries, on the same terms and with the same conditions as the other investors in these funds, who may not be our directors, executive officers or employees. Messrs. Schnettler and Piper invested $100,000 and $80,000, respectively, in one such fund in 2005.
      To the extent permitted by the Sarbanes-Oxley Act of 2002, our directors and executive officers and their affiliates from time to time may be or may have been indebted to our broker-dealer subsidiary in connection with margin account loans. Such indebtedness is in the ordinary course of business, is on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and does not involve more than a normal risk of collectibility or present other unfavorable features.
AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR
Audit Committee Report
      The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2005, were audited by Ernst & Young LLP, independent auditor for the company.
      As part of its activities, the Committee has:

1.	Reviewed and discussed with management and the independent auditor the company’s audited financial statements;

2.	Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees);

3.	Received the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

4.	Discussed with the independent auditor its independence.
      Management is responsible for the company’s system of internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.
      Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Directors of Piper Jaffray Companies the inclusion of the audited consolidated financial statements in Piper Jaffray’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
Audit Committee of the Board of Directors of Piper Jaffray Companies
Richard A. Zona, Chairperson
B. Kristine Johnson
Frank L. Sims

Auditor Fees
      Ernst & Young LLP served as our independent auditor for 2005 and 2004. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2005 and 2004 as well as fees for the review of our interim consolidated financial statements for each quarter in 2005 and 2004 and for all other services performed for 2005 and 2004 by Ernst & Young LLP.

	2005	2004

Audit Fees	$782,200	$753,215
Audit-Related Fees(1)	118,800	51,100
Tax Fees(2)	0	386,000
All Other Fees	0	0

Total	$901,000	$1,190,315

(1)	Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2005 and 2004 primarily included services relating to IRA Keogh agreed-upon procedures and employee benefit plan audits. Audit-related services for 2005 also included the issuance of an independent auditor’s report on controls placed in operation and tests of operating effectiveness.

(2)	Tax fees consist of tax compliance fees and tax consultation fees. Tax compliance fees totaled $288,000 in 2004 and consisted of services relating to federal, state and local estimated tax calculations, federal and state partnership tax returns, and foreign tax services performed for Piper Jaffray Ltd. Tax consultation services in 2004 totaled $98,000 and consisted of state value analysis, acquisition due diligence and transfer pricing consultation. For 2005, we hired KPMG LLP to provide us tax services, including tax compliance services and tax consultation services. As a result, we did not incur fees for tax services from Ernst & Young LLP for 2005.
Auditor Services Pre-Approval Policy
      The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fees levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.
      Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On February 21, 2006, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after February 21, 2006.
ITEM 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
      The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2006. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.
      The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies and our subsidiaries for the year ending December 31, 2006. Proxies will be voted FOR ratification of this selection unless otherwise specified.
ITEM 4 — SHAREHOLDER PROPOSAL
      Mr. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, (303) 355-1199, the owner of 93 shares of Piper Jaffray Companies common stock, has advised us that he plans to introduce the following resolution:

“That the shareholders of PIPER JAFFRAY COMPANIES request its Board of Directors to take those steps necessary to eliminate the classification of terms for its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.
The reasons given by the shareholder for such resolution follow verbatim:

“The proponent of this resolution submitted the same proposal a year ago only to have it deleted by management through what it called an ‘error.’ This is highly unlikely as the proponent has a certified mail receipt showing its timely delivery.

“Since that time, the proponent has been treated with disrespect by members of management.

“The proponent believes that management and directors should treat shareholders with the greatest respect as it is their capital which has created the corporation employing them.

“I believe the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, PIPER JAFFRAY’S board is divided into three classes with each class sering staggered three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interests of shareholders because it reduces accountability and is an unnecessary take-over defense.

“PLEASE NOTE: AN ABSENCE OF ACCOUNTABILITY WAS SHOWN IN LAST YEAR’S PROXY STATEMENT.

“Many corporations have adopted one-year terms for their directors including Dow Jones, Sprint, West Coast Bancorp, Bristol-Myers Squibb, Pfizer, and North Valley Bancorp.

“WEST COAST BANCORP stated in its 2003 proxy statement: ‘Annual election will facilitate the election of directors who will, in the view of a majority of shareholders, manage the company in the best interests of the company and its shareholders.’

“PFIZER, INC. stated in its 2003 proxy statement: ‘The prposed amendment will allow shareholders to review and express their opinions on the performance of all Directors each year.’

“WISCONSIN ENERGY CORPORATION and XCEL ENERGY INC. adopted one year terms for their directors in annual meetings held in 2004. The proxy statement of Wisconsin Energy noted, ‘A classified Board has the effect of making it more difficult.... for stockholders to change a majority of directors even when a majority of stockholders are dissatisfied with the performance of incumbent directors.

“If you believe that one-year terms for directors will cause greater accountability, please vote ‘FOR’ this proposal.”
      The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:
      During 2005, the directors discussed and weighed the potential benefits and risks to shareholders of declassifying the Board. They considered factors articulated in the shareholder proposal as well as other common arguments against a classified (or “staggered”) board. They also considered the results of studies evidencing the increased takeover premiums that have been associated with takeover defenses including a classified board, the interaction of the classified board with other takeover defenses we adopted at the time of our spin-off from U.S. Bancorp, and the value to shareholders of having stability, continuity and preservation of skill on the Board, particularly in light of the complex nature of the securities industry and the time required to identify and recruit new, independent directors and to familiarize them with our business. Ultimately, the Board concluded that the classified board structure provides important benefits to shareholders that outweigh the benefits of declassification. Accordingly, the Board recommends that shareholders vote against the shareholder proposal requesting declassification of the Board.
      The longer director terms resulting from a classified board allow directors to gain, over time, a deep understanding of our business and ensure that a majority of directors always will be familiar with our business. We believe that directors who serve longer terms on the board have a greater incentive to focus on the execution of long-term strategies for the growth of our business. In addition, a classified board ensures that the Board will have sufficient time to evaluate coercive proposals to take over the company because a classified board cannot be replaced in one election cycle. This also encourages potential acquirers to engage in arms’ length negotiations with the Board and management. We believe that all of these factors will help the Board maximize the creation of value for our shareholders.
      Approval of the shareholder proposal would not in itself declassify the Board. Rather, approval would serve only as a request that the Board take the necessary steps to eliminate the classified board structure and replace it with the annual election of directors. Declassifying the Board would require an amendment to our certificate of incorporation, and the affirmative vote of the holders of not less than 80% of our outstanding shares of common stock is required to approve such an amendment.
      The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote is necessary for approval of the shareholder proposal requesting declassification of the Board and the annual election of all directors.
      The Board of Directors recommends that you vote AGAINST the shareholder proposal. Proxies will be voted AGAINST the shareholder proposal unless otherwise specified.
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2007 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before November 16, 2006. The proposal should be addressed to Piper Jaffray Companies, Attention: James L. Chosy, Secretary, at 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
      In accordance with our bylaws, in order to be properly brought before the 2006 annual meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 2, 2007, and no later than February 1, 2007.
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
      Our 2005 Annual Report to Shareholders, including financial statements for the year ended December 31, 2005, accompanies this proxy statement. Shareholders may obtain an additional copy of our Annual Report and/or a copy of our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005, without charge by viewing these documents on our Web site at www.piperjaffray.com or by writing to Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402.
OTHER MATTERS
      We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Piper Jaffray.

James L. Chosy
Secretary
Dated: March 16, 2006

APPENDIX A
PIPER JAFFRAY COMPANIES
AUDIT COMMITTEE CHARTER
As Amended by the Board of Directors
on February 21, 2006

I.	Purpose
      The Audit Committee (the “Committee”) is established pursuant to the Bylaws of Piper Jaffray Companies (the “Company”). The purpose of the Committee is to oversee (1) the independent auditor’s qualifications and independence, (2) the integrity of the Company’s financial statements, (3) the performance of the Company’s internal audit function and independent auditor and (4) the Company’s compliance with legal and regulatory requirements, and to prepare an audit committee report for inclusion in the Company’s proxy statement for its annual shareholders meeting.

II.	Membership
      The Committee shall consist of three or more members of the Board appointed from time to time by the Board. All of the members of the Committee shall be non-employee directors who meet the independence and experience requirements of the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Each of the members of the Committee shall be financially literate or shall become so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules. The Committee Chairperson shall be appointed by the Board. The Committee may appoint a Secretary, who need not be a director. Committee members are subject to removal at any time by a majority of the Board. Any resulting vacancy may be filled by the Board.

III.	Meetings
      The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or external legal, accounting or other advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In addition, the Committee shall have such other direct and independent interaction with management, the internal auditor and the independent auditor from time to time as the members of the Committee deem appropriate.

IV.	Resources and Authority
      The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to use internal personnel and to obtain advice and assistance from internal or external legal, accounting, tax or other advisors and the funding to compensate any such external advisors. In addition, the Committee shall have sole authority to retain and terminate the independent auditor (subject to shareholder ratification, if such ratification is required or sought) and to approve the fees and other retention terms related to the appointment of the independent auditor, who shall report directly to the Committee. It is the sense of the Committee that the Committee generally will recommend to the Board that the selection of the independent auditor be submitted to shareholders for ratification at the annual meeting of shareholders.
      The Committee may delegate its authority to subcommittees established from time to time by the Committee, which subcommittees shall consist of one or more members of the Committee and shall report to the Committee; provided, however, that in the event the Committee delegates to a subcommittee its authority to pre-approve audit and permitted non-audit services, any determination by the subcommittee to grant such pre-approvals shall be presented to the full Committee at its next scheduled meeting.

V.	Duties and Responsibilities
      The Committee shall:

Oversee the Relationship with the Independent Auditor

1.	Appoint, determine the compensation and retention terms for, and oversee the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

2.	Resolve disagreements between management and the independent auditor regarding financial reporting.

3.	At least annually, obtain and review a report by the independent auditor describing (a) its internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company, in order to assess the auditor’s independence.

4.	Annually receive written notice from the independent auditor regarding its independence as required in Independence Standards Board Standard No. 1 and discuss with the independent auditor its independence.

5.	At least annually, evaluate the qualifications, performance and independence of the independent auditor, considering (a) whether the auditor’s quality controls are adequate, (b) whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and (c) the opinions of the Company’s management and its internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

6.	Review and evaluate the lead partner of the independent auditor team.

7.	Ensure the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, as required by law.

8.	Review the Company’s hiring policies with respect to employees and former employees of the independent auditor who participated in any capacity in the audit of the Company to ensure such hiring policies do not compromise the independence of the independent auditor.

9.	Confirm that none of the independent auditor’s audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit review or attest services.

10.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

11.	Pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit, considering whether the provision of any non-audit services is compatible with maintaining the independent auditor’s independence.

12.	Discuss with the independent auditor issues on which the national office was consulted by the Company’s audit team and matters of audit quality and consistency.

Oversee the Integrity of the Company’s Financial Statements and Disclosures

13.	Meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the annual audited financial statements should be included in the Company’s Form 10-K.

14.	Meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-Q.

15.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

16.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

17.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report, prior to the filing of the Company’s Form 10-K.

18.	Review and discuss with the independent auditor (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

19.	Discuss generally with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies.

20.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

21.	Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who play a significant role in the Company’s internal controls.

22.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, and review with the independent auditor any difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on its access to requested information, and any significant disagreements with management, and management’s response to such problems or difficulties.

Oversee the Company’s Internal Audit Function

23.	Review the appointment and replacement of the senior internal audit executive.

24.	Review the significant reports to management prepared by the internal auditor and management’s responses.

25.	Discuss with the independent auditor and management the responsibilities, budget and staffing of the Company’s internal audit function and the planned scope of the internal audit.

Oversee the Company’s Compliance with Legal and Regulatory Requirements

26.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

27.	Annually review the responsibilities, budget and staffing of the Company’s compliance department.

28.	Review the Company’s annual report to management regarding supervisory systems and procedures required by the NYSE.

29.	Annually review the budgeting and expense allocation process with respect to the Company’s investment research operations to ensure that such budgeting and expense allocation are performed by senior management of the Company without input from the Company’s investment banking professionals and without regard to specific revenues or results derived from the Company’s investment banking operations, though revenues and results of the Company as a whole may be considered in determining the investment research budget and allocation of investment research expenses.

30.	Establish procedures for the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

31.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

32.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance with legal or regulatory requirements.

33.	Produce an annual report for inclusion in the Company’s proxy statement for its annual shareholders meeting, in accordance with applicable rules and regulations.

Other Duties and Responsibilities

34.	Regularly discuss the Company’s major financial risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the Company’s risk assessment and risk management processes.

35.	Regularly meet with management (including the chief financial and accounting officer), the internal auditor and the independent auditor in separate executive sessions.

36.	Annually review and reassess the adequacy of this Charter and recommend to the Board any proposed changes to this Charter.

37.	Annually review and evaluate the Committee’s own performance.

38.	Report regularly to the Board on the Committee’s activities, specifically including a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the Company’s internal audit function.

VI.	Limitation of Committee’s Role
      The Committee is not responsible for preparing financial statements, planning or conducting audits, or determining that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal and other requirements. These are the responsibilities of management and the independent auditor.

APPENDIX B
PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN
(as amended and restated effective May 2, 2006)
Section 1. Purpose
      The purpose of the Plan is to promote the interests of the Company and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the profitability of the Company’s businesses and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions
      As used in the Plan, the following terms shall have the meanings set forth below.
      (a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.
      (b) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant, Other Stock-Based Award or Tax Offset Bonus granted under the Plan.
      (c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
      (d) “Board” means the Board of Directors of the Company.
      (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
      (f) “Change in Control” has the meaning set forth in Section 7.
      (g) “Committee” means a committee of Directors designated by the Board to administer the Plan, which initially shall be the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be an Outside Director.
      (h) “Company” means Piper Jaffray Companies, a Delaware corporation.
      (i) “Covered Employee” means a Participant designated prior to the grant of Restricted Stock, Restricted Stock Units or Performance Awards by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is expected to be taxable to such Participant.
      (j) “Director” means a member of the Board, including any Outside Director.
      (k) “Dividend Equivalent” means any right granted under Section 6(e) of the Plan.
      (l) “Effective Date” has the meaning set forth in Section 11 of the Plan.
      (m) “Eligible Individual” means any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual.
      (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
      (o) “Exercise Price” has the meaning set forth in Section 6(a) of the Plan.
      (p) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and except as otherwise provided by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sales price for one Share on the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Shares, or if the Shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select.
      (q) “Non-Qualified Stock Option” means any Stock Option that is not designated as, or is not intended to qualify as, an “incentive stock option” within the meaning of Section 422 of the Code.
      (r) “Outside Director” means any Director who qualifies as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3.
      (s) “Participant” means an Eligible Individual designated to be granted an Award under the Plan.
      (t) “Performance Award” means any right granted under Section 6(d) of the Plan.
      (u) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures with respect to the Company or such subsidiary, division or department of the Company for or within which the Participant performances services: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after- tax income; earnings per share; cash flow; cash flow per share; return on equity; return on tangible equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other companies.
      (v) “Plan” means this Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.
      (w) “Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units or Performance Awards designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock or Performance Awards and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.
      (x) “Restricted Stock” means any Share granted under Section 6(c) of the Plan.
      (y) “Restricted Stock Unit” means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

      (z) “Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.
      (aa) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
      (bb) “Share” or “Shares” means a share or shares of common stock, par value $.01 per share, of the Company.
      (cc) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.
      (dd) “Stock Option” means a Non-Qualified Stock Option granted under Section 6(a) of the Plan.
Section 3. Administration
      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine whether and to what extent any type (or types) of Award is to be granted hereunder;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement;

(v) subject to Section 9 hereof, amend the terms and conditions of any Award or Award Agreement and accelerate the vesting and/or exercisability of any Stock Option or waive any restrictions relating to any Award; provided, however, that (A) except for adjustments pursuant to Section 4(c) of the Plan, in no event may any Stock Option granted under this Plan be (x) amended to decrease the Exercise Price thereof, (y) cancelled in conjunction with the grant of any new Stock Option with a lower Exercise Price, or (z) otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by the stockholders of the Company to the extent required by applicable law and stock exchange rules and (B) the Committee may not adjust upwards the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section 162(m) of the Code.

(vi) determine whether, to what extent and under what circumstances the exercise price of Awards may be paid in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

(vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;

(viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(ix) adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, subsidiaries, shareholders, Eligible Individuals and any holder or beneficiary of any Award.
      (b) Action by the Committee; Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, further, that any such delegation may be revoked by the Committee at any time.
      (c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
Section 4. Shares Available for Awards
      (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 4,~~100~~500,000. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury. ~~Notwithstanding the foregoing, the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 4,100,000, subject to adjustment as provided in Section 4(c) of the Plan.~~
      (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.
      (c) Adjustments. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for any such Awards); provided, however, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation of a subsidiary of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected subsidiary or by an affiliate of an entity that controls the subsidiary following the Disaffiliation. For purposes hereof, “Disaffiliation” of a subsidiary shall mean the subsidiary’s ceasing to be a subsidiary of the Company for any reason (including, without limitation, as a result of a public offering, spin-off, sale or other distribution or transfer by the Company of the stock of the subsidiary). Notwithstanding the foregoing, to the extent that any Award is otherwise considered to be deferred compensation under Section 409A of the Code, any adjustment to such Award will comply with Section 409A of the Code (including current and future guidance issued by the Department of Treasury and or the Internal Revenue Service).
      (d) Award Limitations. No more than 250,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any Eligible Individual in any fiscal year of the Company.
Section 5. Eligibility
      Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.
Section 6. Awards
      (a) Stock Options. The Committee is hereby authorized to grant Stock Options (which may only be Non-Qualified Stock Options) to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under a Stock Option (the “Exercise Price”) shall be determined by the Committee; provided, however, that~~, unless otherwise determined by the Committee,~~ such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Stock Option.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable Exercise Price) in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made.

      (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right~~, unless otherwise determined by the Committee~~. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, provided that in no event shall the term of a Stock Appreciation Right be longer than ten years.
      (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitation on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals.

(ii) Stock Certificates; Delivery of Shares.

(A) Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(B) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such later time as may be determined by the Committee), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

      (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Individuals subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee may, prior to or at the time of the grant, designate Performance Awards as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. Performance Awards denominated in cash that are payable to any individual Participant with respect to any calendar year will be limited to a maximum of $7,500,000.
      (e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Individuals under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
      (f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Individuals Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.
      (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted~~, unless otherwise determined by the Committee~~.
      (h) Tax Offset Bonus. The Committee may grant to a Participant, at the time of granting an Award or at any time thereafter, the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine (a “Tax Offset Bonus”).
      (i) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment Under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including~~, without limitation,~~ cash, Shares, ~~promissory notes (~~, other securities, other Awards or other property or any combination thereof); provided, however, that ~~the acceptance of~~ such ~~notes does~~payments or transfers shall not ~~conflict with Section 402 of the Sarbanes Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and~~be in the form of promissory notes. Such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. Subject to Section 6(a)(ii) of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.
Section 7. Change in Control
      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii) The restrictions and deferral limitations applicable to any Restricted Stock and Restricted Stock Units shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions and become fully vested.

(iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or Shares, as determined by the Committee, as promptly as is practicable.

(iv) All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.
      (b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 7(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 8. Income Tax Withholding
      No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, provided that, in either case, not more than the legally required minimum withholding may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.
Section 9. Amendment and Termination
      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

(ii) increases the number of Shares authorized under the Plan as specified in Section 4(a) of the Plan.
      (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof or such amendment would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.
      (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 10. General Provisions
      (a) No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
      (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
      (c) No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.
      (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
      (e) No Right to Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan or the grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or an Affiliate, or a non-employee Director to be retained as a Director, nor shall it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.
      (f) Governing Law. The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws thereof.
      (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
      (h) Application to Participants Outside the United States. In the event an Award is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Individual or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

      (j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
      (k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
      (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
      (m) Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals. The Company intends that all Stock Options and Stock Appreciation Rights granted under the Plan to individuals who are or who the Committee believes will be Covered Employees will constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
      (n) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended from time to time, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
      (o) Conformance to Section 409A of the Code. To the extent that any Performance Awards otherwise constitute deferred compensation subject to Section 409A of the Code, the acceleration of the payment of such awards upon a Change in Control of the Company as provided under the Plan shall occur only if the Change in Control satisfies the definition in effect under Section 409A of the Code, as determined in the good-faith opinion of the Committee. Furthermore, to the extent that any other payment under the Plan is considered to be deferred compensation subject to Section 409A of the Code, if the provisions of the plan fail to satisfy the requirements of Section 409A(2), (3) or (4) of the Code with respect to such payment, such provisions shall be applied in operation in a manner that, in the good-faith opinion of the Committee, bring the provision into compliance with those requirements while preserving as closely as possible the original intent of the provision. The Company (including any successor) shall provide subsequent amendments to the Plan if and as necessary to conform the terms of the Plan to any such operational modifications with the intent being to adopt all necessary amendments by December 31, 2006, or such other date required under guidance issued under Section 409A of the Code.

Section 11. Effective Date of Plan
      Upon its adoption by the Board, the Plan shall be submitted for approval by the stockholders of the Company and shall be effective as of the date of such approval (the “Effective Date”).
Section 12. Term of the Plan
      The Plan will terminate on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 9 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

LOCATION OF PIPER JAFFRAY COMPANIES ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 2, 2006, at 3:30 p.m.
Stars Room
50th Floor, IDS Center
80 South Eighth Street
Minneapolis, MN 55402

N
Target Center
1st Ave. N.
Hennepin Ave.
Washington Ave.
Marquette Ave.
4th Street S.
11th Street N.
12th St. N.
Nicollet Mall
7th Street S.
5th Ave. S.
8th Street S.
9th Street S.
11th Street S.
12th Street S.
Hubert H. Humphrey Metrodome
Minneapolis Convention Center
Chicago Avenue S.
Nicollet Mall
7th St. South
8th St. South
Marquette Ave.
P

MPLS
ST. PAUL
INT'L AIRPORT
N

FROM THE NORTH:
Take I-94 South/East to the 4th Street exit (#230). Continue straight onto 4th Street North. Turn Right onto 1st Avenue North. Turn left onto 8th Street North. Turn left onto Marquette Avenue.

FROM THE SOUTH (AIRPORT):
Take I-494 West from the Minneapolis Airport. Take the I-35 North exit and go north on I-35. Merge onto MN-65 North via the exit (on the left) toward DOWNTOWN EXITS. Take the MN-65/5th Avenue South exit on the left. Turn slight left onto South 5th Avenue/MN-65 North/5th Avenue South. Turn left onto 9th Street South. Turn right onto Marquette Avenue.

FROM THE EAST:
Take I-94 West toward Minneapolis. Take the 11th Street exit (#233A). Turn slight left to take the 11th Street ramp. Turn slight left onto 11th Street South. Turn right onto Marquette Avenue.

FROM THE WEST:
Take I-394 East toward Minneapolis. Take the 12th Street North exit (#9A). Turn slight right onto 12th Street North. Turn left onto Hennepin Avenue. Turn right onto 8th Street South. Turn left onto Marquette Avenue.

P **PARKING:** Recommended in the IDS Parking Lot on Marquette Avenue. The entrance is on the left between 8th and 7th Streets.

      Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 2, 2006
3:30 p.m. (Central Daylight Time)
Stars Room
50th Floor, IDS Center
80 South Eighth Street
Minneapolis, MN 55402

PIPER JAFFRAY COMPANIES
PROXY FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Andrew S. Duff, James L. Chosy and Sandra G. Sponem, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on May 2, 2006 at Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(continued, and to be signed and dated on reverse side)

800 NICOLLET MALL, SUITE 800
MAIL STOP J09N05
MINNEAPOLIS, MN 55402
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, May 1, 2006. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Piper Jaffray Companies in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903 (from the U.S. and Canada)
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, May 1, 2006. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Piper Jaffray Companies, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
IF YOU VOTE BY PHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

PIPER1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIPER JAFFRAY COMPANIES

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Vote on Directors

1.	Election of Directors:
	01)	B. Kristine Johnson
	02)	Jean M. Taylor
	03)	Richard A. Zona

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Approval of the Amended and Restated 2003 Annual and Long-Term Incentive Plan	☐	☐	☐

3.	Ratification of the selection of Ernst & Young LLP as the independent auditor for the year ended December 31, 2006	☐	☐	☐

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.	For	Against	Abstain

4.	Shareholder proposal requesting declassification of the board of directors and annual election of all directors	☐	☐	☐

This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Proposals 1, 2 and 3, and “AGAINST” Proposal 4.
PLEASE SIGN exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend the meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[E-mail notice regarding electronic delivery of proxy materials sent by ADP to Piper Jaffray Companies employee-shareholders and to non-employee shareholders who have elected to receive proxy materials by electronic delivery]
PROXYVOTE.COM
You are receiving this e-mail because you are either an employee-shareholder of Piper Jaffray Companies, with access to company e-mail, or you are a non-employee shareholder who previously elected to receive your proxy card and other proxy materials by electronic delivery. You will not receive a proxy card or other proxy materials by mail. Instead, this e-mail contains instructions on how to access the 2005 Annual Report and the 2006 Proxy Statement for Piper Jaffray Companies and how to vote your shares via the Internet. Please read the instructions carefully before proceeding.
This is a NOTIFICATION of the:
Piper Jaffray Companies 2006 Annual Meeting of Shareholders
RECORD DATE: March 6, 2006
MEETING DATE: May 2, 2006

CUSIP NUMBER:

CONTROL NUMBER:

This e-mail represents all shares in the following account(s):

NAME:

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